UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-1(c) or §240.14a-12

StarTek, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date filed:

STARTEK, INC.

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS — May 7, 2004

PROXY STATEMENT

SUPPLEMENT TO 2003 ANNUAL REPORT TO STOCKHOLDERS

STARTEK, INC.

100 Garfield Street
Denver, Colorado 80206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2004

To the Stockholders:

      Notice is hereby given that the 2004 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation, will be held at our headquarters, 100 Garfield Street, Denver, Colorado 80206, on May 7, 2004, at 8:00 a.m. local time, for the following purposes:

1. To elect five directors to hold office for a term of one year and until their successors are elected and qualified.

2. To amend our Stock Option Plan to increase the maximum number of shares available for award under the plan from 1,585,000 to 1,835,000.

3. To amend our Directors’ Stock Option Plan to increase the maximum number of shares available for award under the plan from 90,000 to 140,000.

4. To ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004.

5. To consider and act upon such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on April 2, 2004 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

      Whether or not you expect to be present, please sign, date, and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

By Order of the Board of Directors

EUGENE L. MCKENZIE, JR.
Secretary

April 16, 2004

      EVERY STOCKHOLDER’S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE 2004 ANNUAL MEETING OF STOCKHOLDERS OF STARTEK, INC.

STARTEK, INC.

ii

Appendices A through E are excerpts from StarTek, Inc.’s Form 10-K as filed with the Securities and Exchange Commission on March 9, 2004.
Exhibit A — StarTek, Inc. Stock Option Plan (as proposed to be amended in Proposal 2)
Exhibit B — StarTek, Inc. Directors’ Stock Option Plan (as proposed to be amended in Proposal 3)

iii

PROXY STATEMENT

STARTEK, INC.

100 Garfield Street
Denver, Colorado 80206
(303) 399-2400

2004 ANNUAL MEETING OF STOCKHOLDERS
MAY 7, 2004

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc., a Delaware corporation, of proxies for use at our 2004 Annual Meeting of Stockholders, to be held at our headquarters at 100 Garfield Street, Denver, Colorado 80206, on May 7, 2004 at 8 a.m. local time, and at any and all adjournments thereof. Our principal address is 100 Garfield Street, Denver, Colorado 80206. The date of mailing of this Proxy Statement is on or about April 16, 2004. The purpose of the meeting is to: (i) elect five directors to our Board; (ii) approve an amendment to our Stock Option Plan to increase the maximum number of shares available for award under the plan from 1,585,000 to 1,835,000; (iii) approve an amendment to our Directors’ Stock Option Plan to increase the maximum number of shares available for award under the plan from 90,000 to 140,000; (iv) ratify the appointment of Ernst & Young, LLP as our independent auditors for the year ending December 31, 2004; and (v) consider and act upon such other business as may properly come before the Annual Meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

      In accordance with our By-laws, the Board of Directors has fixed the close of business on April 2, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record as of the record date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation to our headquarters address at any time before it is voted. A subsequently dated proxy received by us will constitute revocation of any prior proxies from the same stockholder. Proxies will be voted as specified on the proxy card. In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matter which properly comes before the meeting. A stockholder who has given a proxy may nevertheless attend the meeting, revoke the proxy, and vote in person. The Board of Directors has selected A. Emmet Stephenson, Jr. and William E. Meade, Jr., and each of them, to act as proxies with full power of substitution.

      Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities. The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

      The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $.01 par value. As of the record date, 14,426,891 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder, as of the record date, to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date.

      The election of the directors nominated will require a plurality (i.e., the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders. In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted. Approval of the amendments to our stock option plan and directors’ stock option plan and of the appointment of our auditors will require the affirmative vote of the holders of a majority of the shares of our common stock present, whether in person or by proxy, at the Annual Meeting.

      Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for election of directors. For purposes of the amendments to our stock option plan and directors’ stock option plan and of the appointment of our auditors and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a “no” vote.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

      The table below presents information as of April 2, 2004 regarding the beneficial ownership of shares of our common stock by:

•	Each of our directors and executive officers;

•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•	All of our present executive officers and directors as a group.

	Beneficial Ownership
	of Shares

	Number of
Name of Stockholder	Shares(1)		Percentage

Toni E. Stephenson(2)(3)	3,313,882	(4)	23.0%
FASSET Trust(2)(5)	993,462	(4)	6.9%
MASSET Trust(2)(5)	993,462	(4)	6.9%
A. Emmet Stephenson, Jr.(2)(6)	3,350,882		23.2%
William E. Meade, Jr.(2)(7)	105,000		*
Eugene L. McKenzie, Jr.(2)(8)	2,000		*
Lawrence Zingale(2)(9)	20,000		*
Pamela S. Oliver(2)(10)	1,986,924		13.8%
Michael W. Morgan(2)(11)	56,743		*
Ed Zschau(12)	38,000		*
Hank Brown(13)	7,500		*
Michael S. Shannon(14)	19,000		*
Awad Asset Management(15)	779,279		5.4%
All Directors and Executive Officers as a group (8 persons)(16)	3,599,125		24.7%

*	Less than one percent.

(1)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 2, 2004. Unless otherwise indicated in the footnotes, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)	The address of such person, trust or trustee is c/o StarTek, Inc., 100 Garfield Street, Denver, Colorado 80206.

2

(3)	Mrs. Stephenson is the wife of A. Emmet Stephenson, Jr. Mr. Stephenson is our co-founder and Chairman of our Board of Directors. Mr. Stephenson disclaims beneficial ownership of shares owned by Mrs. Stephenson.

(4)	We have filed a registration statement relating to the sale by Mrs. Stephenson and the MASSET and FASSET Trusts of shares of our common stock. If the selling stockholders sell all of the shares listed in the registration statement, MASSET Trust and FASSET Trust will own none of our common stock and Mrs. Stephenson will own 1,620,806 shares of our common stock.

(5)	Pamela S. Oliver is the sole trustee of MASSET Trust and FASSET Trust and has sole voting power and investment power with respect to the common stock held by the trusts. Mrs. Oliver is Mr. Stephenson’s sister.

(6)	Mr. Stephenson is our co-founder and Chairman of our Board. Mr. Stephenson is the husband of Toni E. Stephenson and the brother of Pamela S. Oliver. Mrs. Stephenson disclaims beneficial ownership of shares owned by Mr. Stephenson.

(7)	Mr. Meade is our President and Chief Executive Officer. Includes 105,000 shares of common stock underlying vested stock options, and excludes 80,000 shares of common stock underlying unvested options held by Mr. Meade. Mr. Meade has entered into a plan providing for his exercise of up to 50,000 options and sale of the underlying shares of common stock from time to time depending on the market price of our common stock, subject to specified limitations. The plan terminates on September 30, 2004, unless terminated sooner in accordance with the terms of the plan.

(8)	Mr. McKenzie is our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Includes 2,000 shares of common stock underlying vested stock options, and excludes 43,000 shares of common stock underlying unvested options held by Mr. McKenzie.

(9)	Mr. Zingale is our Executive Vice President and Chief Operating Officer. Includes 20,000 shares of common stock underlying vested stock options, and excludes 90,000 shares of common stock underlying unvested options held by Mr. Zingale.

(10)	Represents shares owned by the FASSET and MASSET Trusts. Mrs. Oliver is the sole trustee of each of the trusts and has sole voting power and investment power with respect to the common stock held by the trusts. Mrs. Oliver is Mr. Stephenson’s sister.

(11)	Mr. Morgan is our co-founder and Vice Chairman of our Board. Mr. Morgan owns 56,743 shares of common stock. Excludes 40,000 shares of common stock underlying unvested options held by Mr. Morgan.

(12)	Dr. Zschau is one of our Directors. The Zschau Living Trust owns 10,000 shares of common stock. Includes 28,000 shares of common stock underlying vested stock options. Dr. Zschau’s business address is Ed Zschau Enterprises, 1310 Trinity Drive, Menlo Park, California 94025.

(13)	Mr. Brown is one of our Directors. Mr. Brown owns 1,500 shares of common stock. Includes 6,000 shares of common stock underlying vested stock options. Mr. Brown’s business address is c/o Daniels Fund, 101 Monroe Street, Denver, CO 80206.

(14)	Mr. Shannon is one of our Directors. Mr. Shannon owns 9,000 shares of common stock. Includes 10,000 shares of common stock underlying vested stock options. Mr. Shannon’s business address is KSL Recreation Corporation, 50-905 Avenida Bermudas, La Quinta, CA 92253.

(15)	Awad Asset Management, Inc.’s address is 250 Park Avenue, 2nd Floor, New York, New York 10177. The information regarding Awad Asset Management, Inc. is as reported by Awad Asset Management, Inc. to the Securities and Exchange Commission on Schedule 13G/A filed on January 27, 2004.

(16)	Includes an aggregate of 171,000 shares of common stock underlying vested stock options held by our directors and executive officers.

      Except as set forth in the table above, we know of no other person that beneficially owns 5% or more of our outstanding common stock.

3

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe Insiders have complied with all Section 16(a) filing requirements applicable since January 1, 2003.

PROPOSAL 1.

ELECTION OF DIRECTORS

      Our By-laws provide that our Board of Directors will consist of at least one director and no more than nine, and the Board has fixed the number of directors following the Annual Meeting at five. Each director serves an annual term. Michael W. Morgan is not standing for re-election, and at the Annual Meeting our stockholders will elect five directors to serve until the 2005 Annual Meeting of Stockholders and until successors are duly elected and qualified. Proxies may not be voted for any number of nominees greater than five.

      The Board of Directors has nominated Messrs. A. Emmet Stephenson, Jr., William E. Meade, Jr., Ed Zschau, Hank Brown, and Michael S. Shannon to serve as directors until their terms expire in 2005. The names of nominees and directors continuing in office, their principal occupations, and years in which they became directors are set forth below. In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders. We have no reason to anticipate that this will occur.

A. Emmet Stephenson, Jr.; age 58; President, Stephenson and Company(a), (c)

      Mr. Stephenson co-founded us in 1987 and has served as our Chairman of the Board since our formation. Mr. Stephenson has also served as President of Stephenson and Company, a private investment firm in Denver, Colorado, for more than five years. Mr. Stephenson is a director of Danaher Corporation and serves on the Advisory Boards of First Berkshire Fund and Capital Resource Partners, L.P.

William E. Meade, Jr.; age 47; President and Chief Executive Officer, StarTek, Inc.

      Mr. Meade has served as our President and Chief Executive Officer since June 2001. Prior to joining us, Mr. Meade was President and Chief Executive Officer of WebMiles, Inc. From 1987 to 1999 he was with the American Express Company. He finished his service there as Senior Vice-President of Business Development and Global Operations for the American Express Travelers Cheque Group.

Ed Zschau; age 64; Visiting Lecturer at Princeton University(a), (b), (c)

      Dr. Zschau has served as one of our directors since January 1997. He is Visiting Lecturer at Princeton University in the Department of Electrical Engineering and was a Professor of Management at Harvard Business School from September 1996 to August 2000. From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division. Dr. Zschau is a director of the Reader’s Digest Association, Inc.

Hank Brown; age 64; President and Chief Executive Officer the Daniels Fund(a), (b), (c)

      Mr. Brown has served as one of our directors since May 2001. He is President and Chief Executive Officer of the Daniels Fund. Mr. Brown was previously a United States Senator from 1990 to 1996 and served in the

(a)	Member of the Compensation and Option Committee of the Board of Directors

(b)	Member of the Audit Committee of the Board of Directors

(c)	Member of the Governance and Nominating Committee of the Board of Directors

4

United States Congress for five consecutive terms from 1980 through 1990. He also served in the Colorado State Senate from 1972 through 1976. Mr. Brown is currently a Director of Sealed Air Corp., Alaris Medical Inc., Frontier Airlines, Inc. and Sensient Technologies Corporation. He was a Vice President of Monfort of Colorado for 12 years.

Michael S. Shannon; age 45; President and Chief Executive Officer, KSL Recreation Corporation(a), (b), (c)

      Mr. Shannon has served as one of our directors since May 2003. He has served as President and Chief Executive Officer of KSL Recreation Corporation based in La Quinta, California since 1992. From 1986 to 1992, Mr. Shannon was President and Chief Executive Officer of Vail Associates in Vail, Colorado. Prior to that, he was an Assistant Vice President of First National Bank of Chicago. Mr. Shannon currently serves as a director of ING Direct and Conseco, Inc.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors held four regular meetings and one special meeting during 2003. All directors attended all meetings of the Board of Directors and of the Committees on which they served during 2003 that occurred while they were a director. We do not require that our Directors attend our annual meetings of stockholders. All Directors attended the 2003 Annual Meeting.

      Our Board of Directors has an Audit Committee, for which the Board has adopted a written Audit Committee Charter. (See Appendix F.) The Audit Committee reviews our financial statements to confirm they reflect fairly our financial condition and to appraise the soundness, adequacy, and application of accounting and operating controls. The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are all “independent directors” as defined in Section 303A.02 of the NYSE’s listing standards. Our Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee met four times during 2003.

      Our Board of Directors also has a Compensation and Option Committee, which reviews our compensation philosophy and programs and exercises authority with respect to payment of direct salaries and incentive compensation to our officers. In addition, the committee is responsible for oversight of the StarTek, Inc. Stock Option Plan. Three of the four members of the Compensation and Option Committee are “independent directors” as defined in Section 303A.02 of the NYSE’s listing standards. The Compensation and Option Committee met seven times in 2003.

      In February 2004 our Board of Directors created, and appointed four members to, the Governance and Nominating Committee, for which the Board has adopted a written charter. (See Appendix G.) This committee is responsible for the nomination of candidates for election to our Board, including identification of suitable candidates, and also oversees our corporate governance principles. Three of the four members of the Governance and Nominating Committee are “independent directors” as defined in Section 303A.02 of the NYSE’s listing standards. Notwithstanding the Governance and Nominating Committee, certain of our nominees to our Board of Directors may be named in the future by certain of our stockholders pursuant to the terms of an Investor Rights Agreement described below under “Certain Transactions.”

      The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders, because our By-laws permit any stockholder to nominate director candidates, and the committee believes it can adequately evaluate any such nominees on a case by case basis. The committee will consider director candidates proposed in accordance with the procedures set forth below under “Stockholders Proposals,” and will evaluate stockholder-recommended

(a)	Member of the Compensation and Option Committee of the Board of Directors

(b)	Member of the Audit Committee of the Board of Directors

(c)	Member of the Governance and Nominating Committee of the Board of Directors

5

candidates under the same criteria as internally generated candidates. Although the committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board and its Committees.

      New NYSE listing standards require that NYSE-listed companies have compensation and nominating committees made up exclusively of “independent directors” as defined by the NYSE. We are a “controlled company” under NYSE listing standards and accordingly are exempt from these requirements. As described in Note 4 to “Beneficial Ownership of Common Stock by Directors, Executive Officers, and Principal Stockholders,” we have filed a registration statement to register the sale of shares of our common stock by certain of our stockholders. Should these stockholders sell some or all of their shares of our common stock, we may no longer be eligible for the “controlled company” exemptions, and in such case we would be required to meet the new listing standards in accordance with transition rules adopted by the NYSE. We intend to comply with applicable listing requirements.

EXECUTIVE OFFICERS

			Officer
Name	Age	Position	Since

A. Emmet Stephenson, Jr.	58	Chairman of the Board	1987
William E. Meade, Jr.	47	President, Chief Executive Officer and Director	2001
Eugene L. McKenzie, Jr.	45	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2003
Lawrence Zingale	48	Executive Vice President and Chief Operating Officer	2002

      A. Emmet Stephenson, Jr. co-founded us in 1987 and has served as our Chairman of the Board since our formation. Mr. Stephenson has also served as President of Stephenson and Company, a private investment firm in Denver, Colorado, for more than five years. Mr. Stephenson is a director of Danaher Corporation and serves on the Advisory Boards of First Berkshire Fund and Capital Resource Partners, L.P.

      William E. Meade, Jr. has served as our President and Chief Executive Officer since June 2001. Prior to joining us, Mr. Meade was President and Chief Executive Officer of WebMiles, Inc. From 1987 to 1999 he was with the American Express Company. He finished his service there as Senior Vice-President of Business Development and Global Operations for the American Express Travelers Cheque Group. He also serves as one of our Directors.

      Eugene L. McKenzie, Jr. has served as our Executive Vice President and Chief Financial Officer since November 2003 and prior to that served as our Vice President and Corporate Controller since June 2002. Before joining us, Mr. McKenzie served as Director of Finance and Information Technology for a division of International Paper Company. From 1996 to 1999, he ran his own business. From 1990 to 1996, he worked for Atlantic Richfield Co. and from 1980 to 1990 he worked for Ernst & Young LLP. Mr. McKenzie is a certified public accountant.

      Lawrence Zingale has served as our Executive Vice President and Chief Operating Officer since June 2002. Prior to joining us, Mr. Zingale was President of Stonehenge Telecom for approximately three years, and from 1997 to 1999 he was President and Chief Operating Officer of International Community Marketing. From 1980 to 1997, he was with AT&T, serving in various senior level positions.

Employment Agreements

      In May 2001, we entered into an employment agreement with William E. Meade, Jr., pursuant to which he agreed to serve as our President and Chief Executive Officer. The agreement provides for a term through May 18, 2006, unless otherwise extended by mutual agreement or unless employment is terminated at an earlier date in

6

accordance with the agreement. The agreement provides for an annual base salary (currently $420,000), which is subject to increase as determined by the Compensation and Option Committee annually. Pursuant to the agreement, Mr. Meade was also granted options to purchase 200,000 shares of our common stock, of which 15,000 have been exercised, 65,000 are fully vested and the remaining 120,000 vest at 40,000 per year in May 2004, 2005, and 2006. The agreement and Mr. Meade’s employment may be terminated by us or Mr. Meade at any time for any reason upon 90 days’ prior written notice. Upon termination by either party other than for cause or death, Mr. Meade will be entitled to payment of his base salary then in effect for one year from the date of termination. The agreement provides for non-disclosure of our confidential or proprietary information and non-competition by Mr. Meade for a one-year period after termination of the agreement. The agreement also provides for non-solicitation by Mr. Meade of our employees, suppliers and customers for a three-year period after termination of the agreement.

      In January 2001, we entered into an employment agreement with Michael W. Morgan, our current Vice Chairman of the Board, pursuant to which he agreed to provide services to us as requested by the Board of Directors. The agreement provides for a term through July 15, 2004, unless otherwise extended by mutual agreement or unless employment is terminated at an earlier date in accordance with the agreement. Mr. Morgan has advised us that he does not intend to extend the term of the agreement. The agreement provides for an annual base salary (currently $270,800) and provides for non-disclosure of our confidential or proprietary information.

      In 1997, we entered into a verbal agreement with Mr. Stephenson under which Mr. Stephenson provides us with advisory services and his services as our Chairman. Mr. Stephenson is entitled to an advisory fee under this agreement of $245,000 per year.

CERTAIN TRANSACTIONS

Resale Registration Statement

      In February 2004, we filed a registration statement relating to the possible sale of shares of our common stock by Toni E. Stephenson and the MASSET and FASSET Trusts. The selling stockholders will pay all of the expenses of such registration.

Registration Rights Agreement

      We have entered into a registration rights agreement with Mr. Stephenson, Mrs. Stephenson, and the MASSET and FASSET Trusts, that takes effect upon the consummation of the offering to be effected pursuant to the registration statement described above, so long as the offering is consummated on or before September 30, 2004. The agreement terminates on the earlier of (i) the fifth anniversary of the consummation of such offering and (ii) when the number of shares registrable for resale under the agreement constitutes less than 10% of our common stock outstanding. Mr. Stephenson owns 3,350,882 shares, or 23.2%, of our common stock outstanding. Following the proposed underwritten offering Mrs. Stephenson will own 2,100,806 shares, or 14.6% (or 1,620,806 shares, or 11.2%, if the underwriters exercise their overallotment option in full) of our common stock outstanding. Under the registration rights agreement, the holders of one-third or more of the registrable shares as defined in the registration rights agreement may demand that we file a registration statement under the Securities Act covering some or all of their registrable shares. We are obligated to file no more than two such demand registration statements (unless the number of shares requested to be included in a demand registration has been reduced by more than 15% by an underwriter), and we are not obligated to file a registration statement pursuant to such a demand prior to the later of six months after the execution date of the agreement or ninety days after the date of the proposed underwritten offering described above. The filing of a demand registration statement may be subject to further delay upon the occurrence of other specified events. In addition to these demand registration rights, if we propose to register any of our equity securities under the Securities Act, other than pursuant to registration statements on Forms S-4 or S-8, the holders of registrable securities may require that we include all or a portion of their registrable securities in the registration statement and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities included in the offering. Registration of shares of our common stock pursuant to

7

the rights granted to the holders of registrable securities pursuant to the registration rights agreement, and subsequent sale of such shares under the registration statement, will result in such shares becoming freely tradable without restriction under the Securities Act. In connection with demand registrations, we will bear the expenses related to such registrations to the extent we would be required to incur such expenses within 12 months or obtain substantial benefit from complying with the demand. We will bear the expenses related to registrations we file in which the selling stockholders include registrable securities, except that the selling stockholders will bear their pro-rata portion of the underwriting discounts and commissions applicable to any such registration. The selling stockholders will bear all other fees, costs and expenses of registrations under the registration rights agreement, including underwriting discounts and commissions.

      The agreement also provides that, upon the occurrence of a change of control of us by merger, share exchange, stock sale or tender offer, or in the event members of the Stephenson family sell in the aggregate 15% or more of our outstanding common stock in any two year period (subject to certain conditions) no member of the Stephenson family will accept a premium for their shares in such transactions without providing an opportunity to all our other stockholders to sell their shares (or at least the same proportionate interest as the Stephenson family proposes to sell) at the same price; provided that the Stephenson family will be free to sell shares at any time in sales registered under the Securities Act, so long as the applicable members of the Stephenson family are named as selling stockholders in the related prospectus, or in Rule 144 transactions, without restriction under this provision.

Investor Rights Agreement

      We have entered into an investor rights agreement with Mr. Stephenson that takes effect upon the consummation of the offering to be effected pursuant to the registration statement described above, so long as the offering is consummated on or before September 30, 2004, and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that following our 2004 annual meeting of stockholders and subject to the board’s fiduciary duties under applicable law, we will nominate for election to our board of directors designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the board if there are an odd number of directors, or two less than a majority if there are an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our board are independent under the rules of the SEC and the New York Stock Exchange. The agreement also requires that we amend Article II, Section 6 of our Bylaws to provide that a holder of 10% or more of our outstanding common stock will be entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the Bylaws, as amended, may not be amended by our board of directors without Mr. Stephenson’s consent.

      The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Toni E. Stephenson, Mr. Stephenson’s wife, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information concerning 2001, 2002, and 2003 compensation of our Chief Executive Officer and executive officers who, in addition to the Chief Executive Officer, received the highest compensation during 2001, 2002, and 2003.

8

Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual
		Compensation(a)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option (#)	Compensation ($)

William E. Meade, Jr.	2003	411,539	60,000	—	2,396	(f)
President, CEO and Director	2002	400,000	—	—	73,702	(b)
	2001	238,462	—	200,000	—
A. Emmet Stephenson, Jr.	2003	—	—	—	245,000	(c)
Chairman of the Board	2002	—	—	—	245,000	(c)
	2001	—	—	—	245,000	(c)
Eugene L. McKenzie, Jr.(d)	2003	139,287	25,000	35,000	—
Executive VP, CFO, Secretary and Treasurer
Michael W. Morgan	2003	270,800	—	—	—
Vice Chairman of the Board	2002	270,800	—	—	—
	2001	324,965	—	100,000	—
Lawrence Zingale	2003	317,500	60,000	—	21,710	(e)
Executive VP and CEO	2002	166,923	25,000	100,000	2,232	(b)
	2001	—	—	—	—
David I. Rosenthal	2003	179,495	—	—	—
Former Executive VP, CFO,	2002	179,615	—	—	—
Secretary and Treasurer	2001	57,212	—	45,000	—

(a)	We did not provide perquisites or other personal benefits, securities, or property to the named executive officers which exceeded $50,000 or 10% of such officer’s total salary, bonus or other compensation for 2001, 2002, and 2003.

(b)	Reimbursement of relocation expenses.

(c)	Effective January 1, 1997, we began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc.

(d)	Mr. McKenzie was our Controller from June 2002 to November 2003, when he was named Executive VP, CFO, Secretary and Treasurer.

(e)	Reimbursement of relocation expenses of $5,260 and payment of disability insurance premiums of $16,450.

(f)	Payment of life insurance premiums.

Option Grants in Last Fiscal Year

      The following table sets forth certain information relating to options granted in 2003 to named executive officers to purchase shares of our common stock under the StarTek Inc. Stock Option Plan.

Potential Realizable
		% of Total			Value at Assumed
	No. of	Options			Annual Rates of Stock
	Securities	Granted to	Exercise		Price Appreciation for
	Underlying	Employee	or Base		Option Term
	Options/SARs	In Fiscal	Price	Expiration
Name	Granted (#)	Year	($/Sh)	Date	5% ($)	10% ($)

Eugene L. McKenzie, Jr.	35,000 (a)	27.3%	$34.41	11/3/13	757,409	1,919,424

(a)	These options will vest 20% per year for a five year period commencing on the date of grant.

      The dollar amounts set forth under the Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term are the result of calculations of assumed annual rates of stock price appreciation from the date of grant to the date of expiration of such options of 5% and 10%. These assumptions are not intended to forecast future price appreciation of our stock price. Our stock price may increase or decrease in value over the time period set forth above.

9

Option Exercises and Fiscal Year-End Values

      The following table provides information related to options exercised by our named executive officers during fiscal 2003 and unexercised options held by them at December 31, 2003.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
	Shares		Year End (#)		Fiscal Year End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

A. Emmet Stephenson, Jr	—	—	—	—	—	—
William E. Meade, Jr.	15,000	570,667	65,000	120,000	1,533,350	2,830,800
Eugene L. McKenzie, Jr.	—	—	2,000	43,000	29,240	340,260
Lawrence Zingale	—	—	20,000	80,000	289,800	1,159,200
David I. Rosenthal	4,500	163,839	13,500	27,000	209,655	419,310

(1)	The closing price of our common stock as reported by the New York Stock Exchange on December 31, 2003 was $40.79.

Compensation of Directors

      Pursuant to our Directors’ Stock Option Plan, each non-employee director will be automatically granted options to acquire 3,000 shares of our common stock at an exercise price equal to market value of the common stock on the date of each annual meeting of stockholders at which such director is re-elected. Such options are immediately vested and exercisable. The Directors’ Stock Option Plan is administered by our Board of Directors.

Compensation and Option Committee Interlocks and Insider Participation

      A. Emmet Stephenson, Jr. serves as a director, Chairman of the Board, and a member of our Compensation and Option Committee. Except for Mr. Stephenson, none of our officers or employees participate in deliberations of the Compensation and Option Committee. The Compensation and Option Committee makes salary decisions with input from the Chief Executive Officer; however, the Chief Executive Officer does not participate in deliberations regarding his own compensation. See the Summary Compensation Table set forth above for advisory fees paid to A. Emmet Stephenson, Jr., Inc.

10

REPORT OF THE COMPENSATION AND OPTION COMMITTEE OF THE BOARD

OF DIRECTORS ON EXECUTIVE COMPENSATION

      This committee report is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to the Commission’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and this committee report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

      The Compensation and Option Committee has responsibility to: (i) recommend to the full Board of Directors salary, bonus, and other benefits, direct and indirect, of the Chairman, President and Chief Executive Officer, Executive Vice Presidents, members of the Board of Directors who are also involved in management of the Company, and such other of our officers as are designated from time to time by the Board of Directors; (ii) review and submit recommendations concerning new executive compensation or stock plans; (iii) establish and review corporate policies concerning management perquisites; (iv) assess the Company’s executive development plan, if any; and (v) recommend director compensation.

      Total executive officer compensation is comprised of salary, bonus, and grants of options to purchase common stock of the Company. Executives and other key employees who, in the opinion of the Committee, contribute to the Company’s growth, development and financial success are eligible to be awarded options to purchase common stock. These grants are normally made at or above the fair market value on the date of grant and vest over a five-year period. The amount of options granted is impacted both by the level of the employee and the amount of options previously granted to the employee. The Committee considers the value of each executive officer’s contribution to the Company’s performance (including the Chief Executive Officer) in determining salary levels and grants of options.

      The Compensation and Option Committee has structured the compensation of the Chief Executive Officer, Mr. Meade, in order to link it to his individual performance. Mr. Meade’s compensation package links his individual performance to long-term profitable growth of the company through stock options and a bonus plan linked to revenue and operating income. The Committee also considered the compensation packages available to chief executives of comparable companies and the need to attract and retain a chief executive of Mr. Meade’s caliber. Mr. Meade’s compensation is reviewed annually.

      The 2003 salaries and other compensation of the Company’s three current executive officers, the Chairman of the Board, the Vice-Chairman of the Board, and one former executive officer appear in the Summary Compensation Table. Effective January 1, 1997, the Company began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc. (wholly-owned by A. Emmet Stephenson, Jr., Chairman of the Board).

By the Compensation and Option Committee:

A. Emmet Stephenson, Jr., Chairperson
Ed Zschau
Hank Brown
Michael S. Shannon

11

AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2003 with management including a discussion of the application of generally accepted accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 61. The Committee has received from the independent auditors written disclosures required by Independence Standards Board Standard No. 1, and has discussed with the Company’s independent auditors their independence. In addition, the Committee has considered the effect all other fees paid the independent auditors may have on their independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during fiscal year 2003.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

By the Audit Committee:

Ed Zschau, Chairperson
Hank Brown
Michael S. Shannon

March 8, 2004

12

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on our common stock over the past five years with the cumulative total return of the New York Stock Exchange Composite Index (“NYSE”) and of the Russell 2000 Index (“Russell”) over the same period. We do not believe stock price performance shown on the graph below is necessarily indicative of future price performance.

      The information set forth under the heading “Stock Performance Graph” is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to the Commission’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any of our prior or subsequent filings under the Securities Act or the Exchange Act.

PROPOSAL 2.

AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF

SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 1,585,000 TO 1,835,000

      Our Stock Option Plan currently provides that 1,585,000 shares of authorized, but unissued shares of common stock may be issued pursuant to stock options granted thereunder. The plan provides that, in the event of stock splits, stock dividends, or certain other capital changes, there will be an appropriate adjustment in the price of the shares subject to outstanding options and in the number of shares previously covered by options or subject to allotment in the future. On December 31, 2003, options to purchase 2,024,250 shares of common stock at an average price of $21.09 per share had been granted, options to purchase 512,440 shares of common stock at an average price of $16.03 had been exercised, options to purchase 506,950 shares of common stock at an average price of $24.80 per share had been canceled, options to purchase 1,004,860 shares of common stock at an average exercise price of $21.80 per share remained outstanding, and options to purchase 67,700 shares remained available to be granted. On that date, the outstanding options were held by 417 persons. On April 2, 2004, the market value per share of the common stock was $37.16 per share based on the closing price on the New York Stock Exchange. The Compensation and Option Committee determines those consultants, independent contrac-

13

tors, key employees, officers, or employee directors to be designated as participants to receive stock options under the plan.

      The plan provides for grants of Incentive Stock Options (defined in Section 422 of the Internal Revenue Code and referred to as “ISO’s”), non-qualified options (“NQO’s”), and Stock Appreciation Rights (“SAR’s”) to eligible participants from time to time. SAR’s may only be granted in conjunction with NQO’s. Options granted may be exercised for cash, or via “cashless exercise,” in which the grantee surrenders options or SAR’s covering a sufficient number of shares to pay the exercise price for options being exercised by the grantee. Options may also be exercised by the grantee’s delivery of instructions to a broker to pay us the exercise price of the options being exercised. Options and SAR’s vest equally over a period of five years, unless otherwise provided by the Compensation and Option Committee.

      ISO’s, which can be granted only to employees, are tax-advantaged to the grantee in that no income is recognized by the grantee at the time of grant or exercise of an ISO. Moreover, any ISO gain, represented by the difference between the fair market value of the common stock at the time the stock is sold and the exercise price paid by the grantee, will be taxed as long-term capital gain. The amount by which the fair market value of the common stock is issued upon exercise of an ISO exceeds the exercise price paid by the grantee will constitute an item of adjustment that must be taken into account in determining the grantee’s alternative minimum tax. In addition, the grantee must hold the shares acquired upon exercise of an ISO until the later of two years from the grant of the option and one year from the date of exercise in order to take advantage of ISO treatment. In the event the grantee of ISO’s terminates his or her employment with us, the ISO’s expire three months after such termination. If the grantee disposes of the common stock acquired upon exercise of an ISO prior to the expiration of the two-year or one-year periods described above, the grantee will generally be obligated to recognize ordinary income in an amount equal to the excess of the fair market value on the date of exercise over the exercise price of the option. The exercise price of ISO’s must be greater than or equal to the market price of our common stock on the date of grant (or 110% of the market price in the case of grantees holding 10% or more of our common stock), and can have an expiration date no later than 10 years following the date of grant (five years in the case of grantees holding 10% or more of our common stock).

      NQO’s may be granted to any eligible participants in the plan. With an NQO, the grantee recognizes ordinary income when the option is exercised in an amount equal to the excess of the fair market value of the underlying common stock at the time of exercise over the exercise price of the option. Although the holding periods, exercise price requirements and termination provisions described above relating to ISO’s do not apply to NQO’s, the Compensation and Option Committee may impose terms or conditions (including pricing, vesting, and termination provisions) on NQO’s as it determines in its sole discretion.

      We recognize a deduction in the tax year in which the grantee of an ISO or NQO recognizes income, equal to the amount of capital gains or ordinary income so recognized by the grantee. A grant of an SAR does not produce taxable income to the grantee or a tax deduction for us. The exercise of an SAR for cash is taxable as ordinary income to the grantee and deductible from taxable income by us.

      The Board of Directors and the Compensation and Option Committee have approved an amendment to the plan. A copy of the plan in effect as of the date hereof is attached hereto as Exhibit A. The Amendment will provide for an increase in the number of shares of common stock available for issuance pursuant to the plan by 250,000 shares, subject to future adjustment as provided in the plan, resulting in maximum shares issuable under the plan of 1,835,000. We believe this increase to be advisable so we can continue to reward our officers and directors, or employees and consultants having substantial responsibilities, with the opportunity to acquire a proprietary interest in us as an additional incentive to promote our success. We also believe option grants may be necessary to recruit qualified management personnel as we continue to grow. In order to achieve these objectives, our Board of Directors has approved the Amendment and recommends that it be submitted to our stockholders for approval.

      As of March 27, 2004, approximately 6,617 employees were eligible for awards under the plan, including three directors, two of whom serve as executive officers. The Compensation and Option Committee determines from time to time the type or level of employees to whom options will be granted. We have not historically granted options to consultants.

14

      Under paragraph 15 of the plan, adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the annual meeting of shareholders.

      The Board Recommends that the shareholders vote “FOR” the adoption of the proposed amendment to the Stock Option Plan.

Equity Compensation Plans

      The following table summarizes information as of December 31, 2003 about our stock option plans for employees and non-employee directors. We do not offer any other equity compensation plans.

(c)
	(a)	(b)	Number of Securities
	Number of	Weighted-Average	Available for Future
	Securities to be	Exercise Price of	Issuance Under Equity
	Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options, Warrants,	(Excluding Securities
Plan Category	Outstanding Options	and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders	1,083,860	22.09	68,700
Equity compensation plans not approved by stockholders	—	—	—

Total	1,083,860	22.09	68,700

PROPOSAL 3.

AMENDMENT TO THE DIRECTORS’ STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 90,000 TO 140,000

      Our Directors’ Stock Option Plan currently provides that 90,000 shares of authorized, but unissued shares of common stock may be issued pursuant to stock options granted thereunder. The plan provides that, in the event of stock splits, stock dividends, or certain other capital changes, there will be an appropriate adjustment in the price of the shares subject to outstanding options and in the number of shares previously covered by options or subject to allotment in the future. On December 31, 2003, options to purchase 89,000 shares of common stock at an average price of $24.88 per share had been granted, options to purchase 10,000 shares of common stock at an average price of $18.51 had been exercised, no options had been canceled, options to purchase 79,000 shares of common stock at an average exercise price of $25.68 per share remained outstanding, and options to purchase 1,000 shares remained available to be granted. On that date, the outstanding options were held by 5 persons. On April 2, 2004, the market value per share of the common stock was $37.16 per share based on the closing price on the New York Stock Exchange.

      The plan provides for a grant of 10,000 options to each non-employee Director at the time such Director is first elected to our board, and 3,000 options to each non-employee director upon his or her re-election to our board by our stockholders. We currently have three non-employee directors, each of whom participates in the plan. These directors will receive an aggregate of 9,000 options under the plan if the proposed amendment to the plan is approved by our stockholders. Options granted may be exercised for cash, or via “cashless exercise,” in which the grantee surrenders options covering a sufficient number of shares to pay the exercise price for options being exercised by the grantee. Options may also be exercised by the grantee’s delivery of instructions to a broker to pay us the exercise price of the options being exercised. Options granted under the Directors’ Stock Option Plan are immediately vested and have a ten year term.

      Options granted under the plan will be treated as NQO’s for tax purposes. Accordingly, the grantee recognizes ordinary income when the option is exercised in an amount equal to the excess of the fair market value of the underlying common stock at the time of exercise over the exercise price of the option. We recognize a deduction in the tax year in which the grantee recognizes income, equal to the amount of ordinary income so recognized by the grantee.

15

      The Board of Directors and the Compensation and Option Committee have approved an amendment to the plan. A copy of the plan in effect as of the date hereof is attached hereto as Exhibit B. The Amendment will provide for an increase in the number of shares of common stock available for issuance pursuant to the plan by 50,000 shares, subject to future adjustment as provided in the plan, resulting in maximum shares issuable under the plan of 140,000. We believe we should continue to grant options to our non-employee directors to provide them with the opportunity to acquire a proprietary interest in us, as an additional incentive to promote our success. We also believe option grants may be necessary to recruit qualified non-employee directors in the future. In order to achieve these objectives, our Board of Directors has approved the Amendment and recommends that it be submitted to our stockholders for approval.

      Under paragraph 15 of the plan, adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the annual meeting of shareholders.

      The Board Recommends that the shareholders vote “FOR” the adoption of the proposed amendment to the Directors’ Stock Option Plan.

PROPOSAL 4.

APPROVAL OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed Ernst & Young LLP, an international firm of independent certified public accountants, to act as our independent accountants for the year ending December 31, 2004. Ernst & Young LLP has been our auditor since the year ended June 30, 1991, and has advised us that it does not have any direct or indirect financial interest in us or any of our subsidiaries, and has not had any such interest during the past five years. We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

      The aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2003 and 2002 were as follows:

      Audit Fees. During the years ended December 31, 2003 and 2002, we paid $197,050 and $178,500, respectively, to Ernst & Young LLP for audit services.

      Audit-Related Fees. During the years ended December 31, 2003 and 2002, we paid $6,400 and $8,500, respectively, for audit-related services. Audit-related services included assistance in the assessment of the impact of Section 404 of the Sarbanes-Oxley Act of 2002 on us and compliance reports issued in connection with requirements of statutory governments.

      Tax Fees. During the years ended December, 31, 2003, and 2002 we paid $1,650 and $46,000, respectively, to Ernst & Young LLP for tax services. Tax services included fees for tax compliance and consulting services related to our annual federal and state tax returns.

      All Other Fees. During the years ended December, 31, 2003 and 2002, we paid $0 and $5,000, respectively, to Ernst & Young LLP for real estate advisory services.

      In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimus exception for non-audit services contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

16

Auditor Independence

      The Audit Committee of the Board of Directors has considered the effect that provision of the services described under “All Other Fees” may have on the independence of Ernst & Young LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Ernst & Young LLP as our principal accountants.

      The Audit Committee and the Board of Directors unanimously recommend stockholders vote “FOR” ratification and approval of selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004.

STOCKHOLDERS PROPOSALS

      Stockholder proposals intended to be presented at our 2005 Annual Meeting of Stockholders must be received at our executive offices at 100 Garfield Street, Denver, Colorado 80206, Attention of the Secretary, no later than January 7, 2005 for inclusion in our proxy statement relating to the 2005 Annual Meeting. Under our By-laws, we must receive notice between February 7, 2005 and March 8, 2005 of any matters to be proposed by a stockholder at the 2005 Annual Meeting in order for such matters to be properly considered at the meeting.

STOCKHOLDER COMMUNICATION WITH THE BOARD

      Our Board of Directors believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board of Directors, or to a specific director, may do so by delivering a letter to our executive offices at 100 Garfield Street, Denver, Colorado 80206, Attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board of Directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

17

MISCELLANEOUS

      In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

      If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: 100 Garfield Street, Denver, Colorado 80206, Attention of the Secretary. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

      Our Annual Report to Stockholders for the year ended December 31, 2003 will be furnished with this Proxy Statement to stockholders of record as of April 2, 2004. The Annual Report to Stockholders for the year ended December 31, 2003 does not constitute a part of the proxy soliciting materials.

      Our Board of Directors and management team are not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors

EUGENE L. MCKENZIE, JR.
Secretary

Dated: April 16, 2004

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including consolidated financial statements, required to be filed with the Commission pursuant to Rule 13a-1 of the Exchange Act will be furnished, excluding exhibits, without charge, to any stockholder upon written request. A copy may be requested by writing to Office of the Chairman, StarTek, Inc., 100 Garfield Street, Denver, Colorado 80206. Our Annual Report on Form 10-K can be obtained over the Internet through our web site. Our Internet address is http://www.startek.com. Additionally, the Annual Report on Form 10-K and other information we file with the Commission can be inspected at and obtained from the Commission at prescribed rates at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at certain regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6061. The Commission maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding us that has been filed electronically with the Commission.

18

APPENDIX A

STARTEK, INC. AND SUBSIDIARIES

DIVIDEND POLICY

      On February 24, 2004, we paid a cash dividend of $0.38 per share of common stock, or $5.5 million in the aggregate, to our stockholders of record on February 13, 2004. This dividend increased from the $0.37 per share dividend we declared and paid in November 2003, and the $0.36 per share dividend we declared and paid in August 2003. Prior to August 2003, we did not pay any dividends on our common stock.

      We expect to continue to pay quarterly dividends on our common stock. The payment of any dividends, however, will be at the discretion of our board of directors and will depend on, among other things, availability of funds, future earnings, capital requirements, contractual restrictions, our general financial condition and business conditions generally. The terms of our $10 million line of credit prohibit us from paying dividends in an amount that would cause us to fail to meet our financial covenants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

A-1

APPENDIX B

STARTEK, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

      The following selected financial data should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Form 10-K. Additionally, the following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this Form 10-K.

	Year Ended December 31,

	1999	2000	2001	2002	2003

	(Dollars in thousands, except per share data)
Statement of Operations Data:
Revenue	$205,227	$200,750	$182,576	$207,864	$231,189
Cost of services	166,880	153,629	137,622	157,005	171,401

Gross profit	38,347	47,121	44,954	50,859	59,788
Selling, general and administrative expenses	20,338	29,950	25,938	22,562	28,489

Operating profit	18,009	26,171	19,016	28,297	31,299
Net interest income and other	2,814	4,655	4,318	1,986	4,048
Loss on impaired investments	—	—	(15,452)	(6,210)	—

Income before income taxes	20,823	30,826	7,882	24,073	35,347
Income tax expense	7,800	11,406	3,011	8,907	13,149

Net income	$13,023	$19,420	$4,871	$15,166	$22,198

Earnings per share:
Basic	$0.94	$1.39	$0.35	$1.07	$1.56
Diluted	$0.92	$1.36	$0.34	$1.05	$1.52
Weighted average shares outstanding:
Basic	13,874,556	14,016,851	14,053,484	14,140,765	14,243,273
Diluted	14,139,149	14,279,409	14,168,044	14,385,389	14,623,066
Selected Operating Data:
Capital expenditures, net of proceeds	$12,591	$8,625	$19,008	$5,839	$23,736
Depreciation and amortization	$4,715	$5,482	$6,898	$9,220	$10,045
Balance Sheet Data (December 31):
Working capital	$40,214	$56,146	$59,129	$80,379	$77,226
Total assets	101,435	122,283	129,153	140,421	153,607
Total debt	7,424	11,497	11,806	6,482	104
Total stockholders’ equity	$71,046	$91,964	$95,609	$114,594	$133,000

B-1

APPENDIX C

STARTEK, INC. AND SUBSIDIARIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

      All statements contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations that are not statements of historical facts are forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are preceded by terms such as “may,” “will,” “should,” “anticipates,” “expects,” “believes,” “plans,” “future,” “estimate,” “continue,” “intends,” “budgeted,” “projections,” “outlook” and similar expressions. The following are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, loss of our principal clients, concentration of our client base in a few select industries, highly competitive markets, risks related to our contracts, decreases in numbers of vendors used by clients or potential clients, lack of success of our clients’ products or services, considerable pricing pressure, risks relating to fluctuations in the value of our investment securities portfolio, risks associated with advanced technologies, inability to grow our business, inability to effectively manage growth, dependence on qualified employees and key management personnel, potential future declines in revenue, lack of a significant international presence, and risks relating to conducting business in Canada and the United Kingdom. These factors include risks and uncertainties beyond our ability to control, and in many cases we cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by use of forward-looking statements. Similarly, it is impossible for management to foresee or identify all such factors. As such, investors should not consider the foregoing list to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions. All forward-looking statements herein are made as of the date hereof, and we undertake no obligation to update any such forward-looking statements. All forward-looking statements herein are qualified in their entirety by information set forth under “Risk Factors,” below.

Overview

      We are a leading provider of business process outsourced services, which consist of business process management and supply chain management services. Our business process management services include provisioning management, wireless telephone number porting, receivables management, wireless telephone activations, and high-end technical support and customer care services. Our supply chain management services include packaging, fulfillment, marketing support and logistics services. Currently, we provide services from 18 operational facilities, including our corporate headquarters, totaling over one million square feet in the United States, United Kingdom, and Canada.

      Our revenue has grown from $205.2 million in 1999 to $231.2 million in 2003. During the same period, our operating profit has grown from $18.0 million to $31.3 million, representing an increase in our operating margin from 8.8% to 13.5% of revenue. All our growth was achieved organically by developing existing customers and adding new customers rather than through mergers or acquisitions. Our operating margin has increased as our mix of revenue has shifted to higher margin business process management services.

      Revenue from our business process management services has grown from $31.8 million in 1999 to $165.1 million in 2003. Revenue from our supply chain management services has declined from $173.4 million in 1999 to $66.1 million in 2003. The results of our supply chain management services include the results of our European operations and insignificant revenues from other operations, including our Domain.com subsidiary. In 2003, business process management services constituted 71.4% of our total revenues compared to 15.5% in 1999. In 2003, supply chain management services constituted 28.6% of our total revenues compared to 84.5% in 1999.

      We also recognize income from our investment portfolio. As of December 31, 2003, our portfolio constituted 27.2% of our total assets, and was comprised of investment-grade and non investment-grade corporate bonds, convertible bonds, mutual funds, alternative investment partnerships, common stock and options. Net interest income and other, which is primarily driven by gains or losses in our investment portfolio, has grown from $2.8 million in 1999 to $4.0 million in 2003.

      Our business process management services typically generate higher margins than our supply chain management services. Our growth in revenue has been primarily based on growth in business process management services and we believe that it will continue to be our primary source of revenue growth. Expanding our business process management services will require significant capital expenditures because it will require us to open additional facilities. In addition, we expect our selling, general, and administrative expenses to slightly increase in the quarter immediately prior to commencement of operations at each new facility.

      Revenue from our supply chain management services has decreased significantly, which is almost entirely due to the decrease in services provided to Microsoft. Our Microsoft business has declined from $159.1 million in 1999 to $50.1 million in 2003. The decline resulted in part from the expiration of the Microsoft agreements in the UK and Singapore markets. As a result, we exited the Singapore market. The decrease in services we continue to provide to Microsoft is attributable to several factors, including a change in the manner Microsoft distributes its software and as a result of Microsoft decreasing the number of supply chain management vendors with which it deals. We anticipate that the supply chain management services we supply to Microsoft will continue to decline in 2004 and may become an insignificant portion of our overall revenue in subsequent years. However, we believe other opportunities exist that will enable us to continue to offer supply chain management services as an integral part of our business process outsourced services. Expanding our supply chain management services will require minimal capital expenditures because we believe we currently have sufficient capacity at our facilities for significant expansion. If we are unable to maintain or build our supply chain management services business, we may be required to shut down our facilities dedicated to such services.

      We depend on our top four customers for over 85% of our revenue. In 2003, AT&T Wireless accounted for 38.1% of our revenue, Microsoft Corporation accounted for 21.7%, T-Mobile accounted for 16.1% and AT&T Corporation accounted for 13.1%. The loss of or a material reduction in business from any of these customers could have a material adverse effect on us. On February 17, 2004, AT&T Wireless, announced that it had entered an agreement to be acquired by Cingular Wireless LLC, and there can be no assurance that if AT&T Wireless is acquired the acquiror will continue to use our services.

      Our industry is subject to significant price-based competition. Our strategy depends in part on our ability to continually increase the productivity level we are able to achieve. We face significant price pressure arising from our clients’ desire to decrease their operating costs, and from other competitors operating in our targeted markets. Price pressure may be more pronounced during periods of economic uncertainty. Accordingly, our ability to maintain our operating margins depends on our ability to continually improve our productivity and reduce our operating costs. If we are not able to achieve sufficient improvements in productivity to adequately compensate for decreases in the prices we can charge for our services, our results of operations will be harmed.

      We are subject to fluctuations in foreign exchange rates, principally in the value of the US dollar relative to the Canadian dollar and British pound. A weakening US dollar will generally result in higher operating costs for us in Canada and, to a lesser extent, in the United Kingdom. In 2003, 25.6% of our total expenses were denominated in Canadian dollars and 3.9% of our total expenses were denominated in British pounds and Euros. All of the revenue generated by our United States and Canadian operations are denominated in US dollars and the revenue generated by our United Kingdom operations, representing 2.5% of revenues in 2003, are denominated in British pounds and Euros. Prior to March 2004, we did not hedge our exposure to exchange rate fluctuations. Because our results of operations have been impacted by fluctuations in the Canadian dollar, in March 2004 we began to hedge a portion of our exposure to such fluctuations, and we intend to closely monitor our hedging policy to be consistent with our future growth strategy.

      We will continue to explore international opportunities. We are evaluating international locations for potential new facilities in regions that offer labor cost advantages and technical, language and quality support capabilities meeting or exceeding our clients’ requirements. While we have historically operated in the United Kingdom and have recently continued our expansion in Canada, we are evaluating the addition of substantial capacity in other international locations, possibly India or the Philippines, with available technical support capacity sufficient to allow us to maintain our level of service quality, but with lower wage structures than those prevailing in the United States. We have budgeted $5 million for capital expenditures in connection with international expansion in 2004, and we expect to incur slightly higher selling, general and administrative expenses in connection with this effort than we would in opening a domestic facility.

Basis of Presentation

      We recognize revenue as business process management services are completed. We recognize revenue on supply chain management services when products are shipped. The results of our supply chain management services include the results of our European operations and insignificant revenues from other operations, including our Domain.com subsidiary. Substantially all of our significant arrangements with business process management services clients generate revenue based in large part on the number and duration of customer inquiries. Substantially all of our significant arrangements with supply chain management services clients generate revenue based in large part on the volume, complexity and type of components involved in the handling of clients’ products.

      Our cost of services for business process management services includes labor, telecommunications, lease, depreciation and other expenses for facilities, and expenses related to maintaining information systems to meet clients’ needs. Our cost of services for supply chain management services include materials and freight expenses that are variable in nature, labor and certain facility expenses.

      Selling, general and administrative expenses include all other operating expenses, including expenses related to technology support, sales and marketing, human resources, and other administrative functions not allocable to specific client services which generally tend to be either semi-variable or fixed.

      Net interest income and other includes certain realized and unrealized gains and loss in our portfolio of investment securities, interest income and dividends from our portfolio of investment securities, net rental income from our facility in Aurora, Colorado, foreign currency exchange gains and losses and interest expense.

Critical Accounting Policies and Judgments

      In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We evaluate our estimates and judgments on an ongoing basis, including those related to bad debts, inventory valuations, property, plant, and equipment, intangible assets, income taxes, restructuring costs, contingencies, and litigation. We base our estimates and judgments on historical experience and on various other factors that management believes to be reasonable under the circumstances. Actual results may differ from these estimates.

      We exercise judgment in evaluating our long-lived assets for impairment. Management believes our businesses will generate sufficient undiscounted cash flow to more than recover the investments it has made in property, plant, and equipment.

      As part of cash management and in addition to holding cash and money market funds, we invest in investment-grade and non investment-grade corporate bonds, convertible bonds, mutual funds, alternative investment partnerships, real estate investment trusts and various forms of equity securities. These investments are classified as trading securities, investments held to maturity or investments available for sale, based on our intent at the date of purchase. Trading securities are liquid investments bought principally for selling in the near term. Debt securities that we have both the intent and ability to hold to maturity are classified as held to maturity. All other investments not deemed to be trading securities or held to maturity are classified as investments available for sale.

      Trading securities and investments available for sale are carried at fair market values. Fair market values are determined by the most recently traded price of the security or underlying investment at the balance sheet date. Due to the potential limited liquidity of some of these instruments, the most recently traded price may be different from the value that might be realized if we were to sell or close out the transactions. We do not believe such differences are substantial to our results of operations, financial condition, or liquidity.

      Changes in the fair market value of trading securities are reflected in net interest income and other. Temporary changes in the fair market value of investments available for sale are reflected in stockholders’ equity. We exercise judgment in periodically evaluating investments for impairment. Investments are evaluated for other-than-temporary impairment if the fair value was below our cost for six months. We then consider additional factors such as market conditions, the industry sectors in which the issuer of the investment operates, and the viability and prospects of each entity. A write-down of the related investment is recorded and is reflected as a loss on impaired investment when an impairment is considered other-than-temporary.

Results of Operations

      The following table presents selected items from our statement of operations in dollars and as a percentage of revenue for the periods indicated:

	Year Ended December 31,

	2001		2002		2003

	(dollars in millions)
Revenue	$182.6	100.0%	$207.9	100.0%	$231.2	100.0%
Cost of services	137.6	75.4	157.0	75.5	171.4	74.1

Gross profit	45.0	24.6	50.9	24.5	59.8	25.9
Selling, general and administrative expenses	26.0	14.2	22.6	10.9	28.5	12.3

Operating profit	19.0	10.4	28.3	13.6	31.3	13.5
Net interest income and other	4.3	2.4	2.0	1.0	4.0	1.7
Loss on impaired investments	(15.4)	(8.4)	(6.2)	(3.0)	0.0	0.0

Income before income taxes	7.9	4.3	24.1	11.6	35.3	15.3
Income tax expense	3.0	1.6	8.9	4.3	13.1	5.7

Net income	$4.9	2.7%	$15.2	7.3%	$22.2	9.6%

2003 Compared to 2002

      Revenue. Revenue increased $23.3 million, or 11.2%, from $207.9 million in 2002 to $231.2 million in 2003. Revenue from business process management services increased $43.9 million, or 36.2%, from $121.2 million in 2002 to $165.1 million in 2003. Substantially all of this increase was due to higher volumes in services provided to AT&T Wireless Services and T-Mobile. Revenue from supply chain management services declined $20.6 million, or 23.8%, from $86.7 million in 2002 to $66.1 million in 2003. Substantially all of this decrease is attributable to the decrease in services provided to Microsoft compared to the prior year.

      Cost of Services. Cost of services increased $14.4 million, or 9.2%, from $157.0 million in 2002 to $171.4 million in 2003. Cost of services decreased as a percentage of revenue, from 75.5% in 2002 to 74.1% in 2003.

      Our cost of services as a percentage of revenue decreased because a larger proportion of our revenue was generated by higher gross margin business process management services relative to the lower gross margin supply chain management services. This decrease was partially offset by increased Canadian foreign currency exchange costs in 2003 attributable to the declining value of the US dollar relative to the Canadian dollar.

      Our cost of services increased in dollar terms as a result of three of our new facilities commencing operations during 2003, and increased activity in our business process management services. Costs attributable to our Canadian operations also increased by $6.1 million as a result of a weaker US dollar during 2003. These increased costs were partially offset by lower costs in our supply chain management services, which had lower volume in 2003.

      Gross Profit. Gross profit increased $8.9 million in 2003, or 17.5%, from $50.9 million in 2002 to $59.8 million in 2003. As a percentage of revenue, gross profit increased from 24.5% in 2002 to 25.9% in 2003.

      Selling, General, and Administrative Expenses. Selling, general, and administrative expenses increased $5.9 million, or 26.1%, from $22.6 million in 2002 to $28.5 million in 2003. As a percentage of revenue, selling, general, and administrative expenses increased from 10.9% in 2002 to 12.3% in 2003. Our selling, general, and administrative expenses as a percent of revenue increased due to indirect costs associated with preparing our four new facilities for operations, three of which commenced operations in 2003, and increased salaries and bonuses associated with hiring additional members of senior management.

      Operating Profit. Operating profit increased $3.0 million, or 10.6%, from $28.3 million in 2002 to $31.3 million in 2003. As a percentage of revenue, operating profit decreased from 13.6% in 2002 to 13.5% in 2003, primarily as a result of increased Canadian foreign currency exchange costs, and higher selling, general, and administrative expenses associated with preparing our four new facilities for operations.

      Net Interest Income and Other. Net interest income and other increased $2.0 million, or 100.0%, from $2.0 million of income in 2002 to $4.0 million of income in 2003. The increase is primarily the result of realized portfolio gains of $2.7 million due to improving conditions in the capital markets, partially offset by costs totaling $0.3 million relating to our idle facility in Aurora, Colorado.

      Loss on Impaired Investments. In 2002, we recognized a non-cash loss on impaired investments of $6.2 million due to declines classified as other-than-temporary in the fair value of investments available for sale, principally our investments in common stock that we determined to be other-than-temporary, offset by a $0.1 million partial cash recovery of the Six Sigma investment impaired in 2001.

      Income Before Income Taxes. Income before income taxes increased $11.2 million, or 46.5%, from $24.1 million in 2002 to $35.3 million in 2003. As a percentage of revenue, income before taxes increased from 11.6% in 2002 to 15.3% in 2003.

      Income Tax Expense. Income tax expense increased from $8.9 million in 2002 to $13.1 million in 2003, which reflects a provision for federal, state, and foreign income taxes at an effective rate of 36.9% in 2002 and 37.1% in 2003.

      Net Income. Net income increased $7.0 million, or 46.1%, from $15.2 million in 2002 to $22.2 million in 2003.

2002 Compared to 2001

      Revenue. Revenue increased $25.3 million, or 13.9%, from $182.6 million in 2001 to $207.9 million in 2002. Revenue from business process management services increased $37.9 million, or 45.5% from $83.3 million in 2001 to $121.2 million in 2002. This increase is attributable to higher volumes in services for AT&T Wireless, T-Mobile, and AT&T Corporation, partially offset by the loss of a contract that accounted for $13.0 million in revenue in 2001. We have been advised that the customer moved the functions we performed under this contract to a competitor’s facility offshore. Revenue from supply chain management services decreased $12.6 million, or 12.7%, from $99.3 million in 2001 to $86.7 million in 2002. This decrease was primarily due to a reduction in revenues from Microsoft.

      Microsoft did not renew its Singapore supply chain management contract when it expired in January 2002 and its UK supply chain management contract when it expired in June 2002. The expiration of these contracts resulted in a loss of revenue of approximately $13.0 million.

      Cost of Services. Cost of services increased $19.4 million, or 14.1%, from $137.6 million in 2001 to $157.0 million in 2002. As a percentage of revenue, cost of services was 75.4% in 2001 and 75.5% in 2002.

      The change in our cost of services as a percentage of revenue resulted from higher margin business process management services generating a greater proportion of total revenue in 2002, offset by including certain expenses in cost of services that were included in selling, general and administrative expenses in 2001. The change in the treatment of these expenses was a result of our examination of costs and job functions associated with certain managers in 2002, and consequent allocation of these costs from selling, general and administrative expenses to cost of services.

      Gross Profit. Gross profit increased $5.9 million in 2002, or 13.1%, from $45.0 million in 2001 to $50.9 million in 2002. As a percentage of revenue, gross profit was essentially unchanged at 24.6% in 2001 and 24.5% in 2002.

      Selling, General, and Administrative Expenses. Selling, general, and administrative expenses decreased $3.4 million, or 13.1%, from $26.0 million in 2001 to $22.6 million in 2002. As a percentage of revenue, selling, general and administrative expenses decreased from 14.2% in 2001 to 10.9% in 2002.

      In 2002 we examined the costs and job functions associated with certain managers that were previously included in selling, general and administrative expenses. As a result, these costs that would have been captured in selling, general and administrative expenses were classified as direct costs, and accordingly were reflected as cost of services. A portion of this decrease was due to the lack of new facilities opened in 2002 compared to three new facilities opened in 2001, partially offset by increased costs associated with the hiring of new senior management personnel.

      Operating Profit. Operating profit increased $9.3 million, or 48.9%, from $19.0 million in 2001 to $28.3 million in 2002. As a percentage of revenue, operating profit increased from 10.5% in 2001 to 13.6% in 2002. Although the expiration of Microsoft agreements negatively impacted revenue in 2002, operating profits were not significantly affected because of the low profit margins associated with the Microsoft Singapore agreement, and our ability to make adjustments to our personnel levels and infrastructure and otherwise eliminate costs associated with performing these agreements.

      Net Interest Income and Other. Net interest income and other decreased $2.3 million, or 53.5%, from $4.3 million in 2001 to $2.0 million in 2002. Substantially all net interest income and other was derived from cash equivalents and investment balances, partially offset by interest expense incurred as a result of our various debt and lease arrangements. The decrease resulted primarily from reduced portfolio income of $1.7 million as compared to 2001 due to the weakened economy, lower interest rates and poor securities markets.

      Loss on Impaired Investments. Loss on impaired investments decreased $9.2 million, or 59.7% from $15.4 million in 2001 to $6.2 million in 2002. As a percentage of revenue, loss on impaired investments decreased from 8.4% in 2001 to 3.0% in 2002.

      The 2002 non-cash loss is the result of $6.3 million of declines in the fair value of investments available for sale that we determined to be other-than-temporary, offset by a $0.1 million partial cash recovery of the Six Sigma investment impaired in 2001. The 2001 loss was the result of the impairment of two investments. The first impairment, of $3.1 million, was related to our investment in Six Sigma, LLC and occurred due to the bankruptcy filing of Six Sigma, LLC because of alleged misappropriation of funds from its customer. The second impairment, of $12.4 million, was related to our investment in Gifts.com, Inc. and resulted from continued operating losses, negative cash flows, and a deficiency in working capital of Gifts.com, Inc.

      Income Before Income Taxes. Income before income taxes increased $16.2 million, or 205.1%, from $7.9 million in 2001 to $24.1 million in 2002. As a percentage of revenue, income before income taxes increased from 4.3% in 2001 to 11.6% in 2002.

      Income Tax Expense. Income tax expense for 2001 and 2002 increased from $3.0 million in 2001 to $8.9 million in 2002, which reflects a provision for federal, state, and foreign income taxes at an effective rate of 38.0% in 2001 and 36.9% in 2002.

      Net Income. Net income increased $10.3 million, or 210.2%, from $4.9 million in 2001 to $15.2 million in 2002.

Liquidity and Capital Resources

      Since our initial public offering in 1997, we have primarily financed our operations, liquidity requirements, capital expenditures, and capacity expansion through cash flows from operations, and to a lesser degree through various forms of debt and leasing arrangements.

      In addition to funding basic operations, our primary uses of cash relate to capital expenditures to open new facilities, capital expenditures to upgrade our existing information technologies and the payment of dividends. In 2004, we have budgeted for $15 million in capital expenditures to open new facilities and $11 million in capital expenditures on our information technology infrastructure. Our actual capital expenditures for new facilities may vary depending on the number and locations of new facilities opened in 2004. We believe our existing facilities are adequate for our current operations, but capacity expansion will be required to support our continued growth. Management intends to maintain a certain amount of excess capacity to enable us to readily provide for the needs of new clients and the increasing needs of existing clients. Our anticipated investment in information technology infrastructure is geared toward remaining competitive in our current business and to acquire additional functionalities necessary for us to be able to compete for new business.

      We established a quarterly dividend policy in August 2003 and we intend to continue to pay quarterly dividends. In the first quarter of 2004 we paid a dividend of $0.38 per share, or an aggregate of $5.5 million. Assuming we continue to pay a dividend at the same rate and do not issue a substantial number of shares of common stock, we will use approximately $21.8 million of cash to pay dividends in 2004.

      We maintain a $10.0 million unsecured line of credit with Wells Fargo Bank West, N.A. which we use to finance regular, short-term operating expenses. Borrowing under this line of credit bears interest at the bank’s prime rate minus 1% (3.00% as of December 31, 2003). In 2003, interest expense associated with this facility totaled $18,963. Under this line of credit, we are not permitted to post net losses in any two consecutive quarterly periods. In addition, we were required to have a minimum tangible net worth of $80.0 million as of December 31, 2003. At the close of each subsequent fiscal year, we will be required to have a minimum tangible net worth equal to the minimum tangible net worth we were required to have at the end of the prior fiscal year plus 25% of net income (if positive) for that year. We may not pay dividends in an amount that would cause a failure to meet our financial covenants. As of December 31, 2003, we were in compliance with the financial covenants pertaining to the unsecured line of credit and $10.0 million was available under this line of credit. In February 2004, we entered into a secured equipment loan with Wells Fargo Equipment Finance, Inc. in the amount of $10.0 million. The loan bears interest at a rate of 3.65% per annum. Principal and interest are payable in 48 monthly installments in an amount of $224,228. The loan is secured by certain furniture, telephone and computer equipment purchased with the proceeds of the loan.

      Cash from Operating Activities. Net cash provided by operating activities increased from $21.1 million for the year ended December 31, 2002 to $27.4 million for the year ended December 31, 2003. Growth in net income from 2002 to 2003 was offset by an increase in net accounts receivable of $6.2 million accounted for the increase. The increase in net accounts receivable was associated with the increase in the proportion of our revenues attributable to business process management services, which has a longer collections period.

      Cash from Investing Activities. Net cash used in investing activities increased from $19.0 million for the year ended December 31, 2002 to $19.6 million for the year ended December 31, 2003. Purchases of property, plant, and equipment increased $18.0 million, from $5.9 million in 2002 to $23.9 million in 2003. Investments in new client service facilities accounted for most of the increase in capital expenditures. In 2002, we opened no new facilities. In 2003, we opened four new facilities, including three that commenced operations that year and one that commenced operations in February 2004. The increase in purchases of property, plant, and equipment was largely offset by a $17.0 million increase in proceeds from disposition of investments available for sale.

      Cash from Financing Activities. Net cash used in financing activities increased from $3.7 million for the year ended December 31, 2002 to $14.9 million for the year ended December 31, 2003. The declaration of dividend payments totaling $5.1 million in the third quarter of 2003 and $5.3 million in the fourth quarter of 2003 accounted for most of this increase.

      We paid a cash dividend of $0.38 per share, or an aggregate of $5.5 million, on February 24, 2004. We expect to continue to pay quarterly dividends on our common stock. The payment of any dividends, however, will be at the discretion of our board of directors and will depend on, among other things, availability of funds, future earnings, capital requirements, contractual restrictions, our general financial condition and business conditions generally.

      Foreign Currency Translation Effects. We are paid for our services with clients and subcontractors typically in US dollars except for certain agreements related to our United Kingdom operations, which accounted for 2.5% of our revenue in the year ended December 31, 2003. The effect of currency exchange rate changes on translation of revenue from our United Kingdom operations was not substantial during the year ended December 31, 2003.

      Because we translate US dollars into Canadian dollars to pay our expenses in Canada, our financial results in US dollars are affected by changes in currency translation rates. Expenditures related to our operations in Canada increased $22.8 million Canadian, or 47.5%, from $48.0 million Canadian in 2002 to $70.8 million Canadian in 2003. In US dollars, these expenditures were $30.6 million in 2002 and $51.1 million in 2003, an increase of $20.5 million, or 67.0%. If Canadian expenditures had remained constant from 2002 to 2003, the exchange rate impact from the weakening US dollar from 2002 to 2003 would have been $4.1 million. Increased Canadian expenditures in 2003 resulted in an additional exchange rate impact of $2.0 million. Thus, the total exchange rate impact of the weakening US dollar from 2002 to 2003 was $6.1 million.

      If the international portion of our business continues to grow, more revenue and expenses will be denominated in foreign currencies and our exposure to fluctuations in currency exchange rates will increase. See “Quantitative and Qualitative Disclosure About Market Risk” set forth herein for a further discussion of exposure to foreign currency exchange risks in connection with our investments.

      Management believes our cash, cash equivalents, investments, anticipated cash flows from future operations, and line of credit will be sufficient to support our operations, capital expenditures, and various repayment obligations under our debt and lease agreements for at least the next twelve months. Liquidity and capital requirements depend on many factors, including, but not limited to, our ability to retain or successfully and timely replace our principal clients and the rate at which we expand our business, whether internally or through acquisitions and strategic alliances. To the extent funds generated from sources described above are insufficient to support our activities in the short or long-term, we will be required to raise additional funds through public or private financing. Additional financing may not be available, or if available, it may not be available on terms favorable to us.

Contractual Obligations

      Other than operating leases for certain equipment and real estate and commitments to purchase goods and services in the future, in each case as reflected in the table below, we have no significant off-balance sheet transactions, unconditional purchase obligations or similar instruments and we are not a guarantor of any other entities, debt or other financial obligations. The following table presents a summary of our contractual obligations and payments, by period, as of December 31, 2003:

				More
	Less Than	One to	Four to	than Five
	One Year	Three Years	Five Years	Years	Total

	(Dollars in thousands)
Long-term debt(1)	$26	$52	$26	$—	$104
Operating leases(2)	3,440	5,236	4,198	4,627	17,501
Purchase obligations(3)	5,762	10,670	844	—	17,276

Total contractual obligations	$9,228	$15,958	$5,068	$4,627	$34,881

(1)	Our debt associated with our Greeley North facility is forgiven at a rate of $26,136 per year as long as we remain in the facility. The table does not reflect $10.0 million principal amount of equipment purchase debt that we incurred in February 2004.

(2)	We lease facilities and equipment under various non-cancelable operating leases.

(3)	Purchase obligations include commitments to purchase goods and services that in some cases may include provisions for cancellation.

New Accounting Pronouncements

      In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated asset retirement costs. We adopted SFAS No. 143 on January 1, 2003, and the adoption of this statement did not result in any material impact.

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which provides guidance related to accounting for costs associated with disposal activities covered by SFAS No. 144 and with exit or restructuring activities previously covered by Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 supercedes EITF Issue No. 94-3 in its entirety. SFAS No. 146 requires that costs related to exiting an activity or to a restructuring not be recognized until the liability is incurred. SFAS No. 146 has been applied prospectively to exit or disposal activities initiated after December 31, 2002, and it had no material impact on results of operations and financial position.

      In December 2002, the FASB issued SFAS No. 148, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The transition requirements of SFAS No. 148 are effective for our fiscal year 2003. SFAS No. 123, “Accounting and Disclosure of Stock-Based Compensation,” establishes an alternative method of expense recognition for stock-based compensation awards to employees based on estimated fair values. We elected not to adopt SFAS 123 for expense recognition purposes. It is expected FASB may require fair value accounting for stock options in the future, potentially beginning in 2005. However, the methodology to establish fair value for this purpose has not yet been determined.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 clarifies the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity and requires that those instruments be classified as liabilities (or assets in certain circumstances) in statements of financial position. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities — all of whose shares are mandatorily redeemable. SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 had no impact on our financial statements.

      On December 17, 2003, the Staff of the Securities and Exchange Commission (SEC or the Staff) issued Staff Accounting Bulletin No. 104 (“SAB 104”), Revenue Recognition, which supercedes SAB 101, Revenue Recognition in Financial Statements. SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. SAB 104 did not have a significant impact on our consolidated statements of income or financial position.

Risk Factors

Over 80% of our revenue in the past several years has been received from our four largest clients. The loss or reduction in business from any of these clients would harm our business and results of operations.

      The following table represents revenue concentrations of our principal clients:

	Year Ended
	December 31,

	2001	2002	2003

AT&T Wireless Services, Inc.	19.1%	26.3%	38.1%
Microsoft Corporation	48.4%	34.4%	21.7%
T-Mobile, a subsidiary of Deutsche Telekom	6.5%	12.2%	16.1%
AT&T Corporation	10.8%	13.3%	13.1%

      The loss of a principal client, a material reduction in the amount of business we receive from a principal client, or the loss, delay or termination of a principal client’s product launch or service offering would harm our business, revenue and operating results. We may not be able to retain our principal clients or, if we were to lose any of our principal clients, we may not be able to timely replace the revenue generated by the lost clients. In addition, the revenue we generate from our principal clients may decline or grow at a slower rate in future periods than it has in the past. In the event we lose any of our principal clients, we may suffer from the costs of underutilized capacity because of our inability to eliminate all of the costs associated with conducting business with that client, which could exacerbate the harm that the loss of a principal client would have on our operating results and financial condition. As discussed below, AT&T Wireless Services, Inc. has entered an agreement to be acquired, and there can be no assurance that if AT&T Wireless is acquired the acquiror will continue to use our services.

Our client base is concentrated in a few select industries and our strategy partially depends on a trend of companies in these industries to outsource non-core services. If these industries suffer a downturn or the trend toward outsourcing reverses, our business will suffer.

      Our current client base generally consists of companies engaged in the telecommunications and computer software industries, with over 65% of our revenue in 2003 coming from the telecommunications industry. Our business and growth is largely dependent on continued demand for our services from clients in these industries and other industries we may target in the future, and on trends in those industries to purchase outsourced services. Consolidation in our targeted industries may decrease the potential number of buyers for our services. We are particularly vulnerable on this issue given the relatively few significant customers we currently serve and the concentration of these customers in the telecommunications industry. For example, AT&T Wireless, one of our largest customers, has announced that it has entered an agreement to be acquired by Cingular Wireless LLC in a transaction that Cingular and AT&T Wireless expect to close as soon as late 2004. Any transaction between these companies is subject to regulatory approvals and other contingencies. Neither Cingular nor the other principal bidders for AT&T Wireless are our customers, and there can be no assurance that if AT&T Wireless is acquired the acquiror will continue to use our services. If AT&T Wireless or its successor discontinues the use of our services, our business, financial condition and results of operations would be harmed. Moreover, a general and continuing economic downturn in the telecommunications and technology industries or in other industries we target, or a slowdown or reversal of the trend in these industries to outsource services we provide, could harm our business, results of operations, growth prospects, and financial condition.

The revenue we receive from Microsoft Corporation has declined in recent periods and we believe will continue to decline throughout 2004. If we are unable to replace this revenue, our business and results of operations will be harmed.

      The revenue we generate from Microsoft Corporation, which is primarily from sales of supply chain management services, has steadily declined over the past several years, decreasing from a high of $159.1 million in 1999 to $50.1 million in 2003. We expect that the revenue we receive from Microsoft Corporation will continue to decline throughout 2004 and may become an insignificant portion of our overall revenue stream in subsequent years. While we hope to replace this business with other supply chain management clients or by selling other business process outsourced services to new and existing clients, we may not be successful in these efforts. If we are unable to replace this revenue, our business and results of operations will be harmed.

Our markets are highly competitive. If we do not compete effectively, we may lose our existing business or fail to gain new business.

      The markets in which we operate are highly competitive, and we expect competition to persist and intensify in the future. We view in-house operations of our existing and potential clients to be our most significant competitor. Many of our clients or potential clients have in-house capabilities enabling them to perform some or all of the services we provide. Our performance and growth could be impeded if clients or potential clients decide to shift to their in-house operations services they currently outsource, or if potential clients retain or increase their in-house capabilities.

      Our other competitors include small firms offering limited supply chain management services, divisions of large companies and independent firms. We anticipate that competition from low-cost, offshore providers of outsourced services will increase in the near future and that such providers will remain an important competitor group. A number of our competitors have or may develop greater name recognition or financial and other resources than we have. Similarly, additional competitors with greater name recognition and resources than we have may enter the markets in which we operate. Some competitors may offer a broader suite of services than we do, which may result in potential clients consolidating their use of outsourced services with our competitors rather than using our services. Competitive pressures from current or future competitors could also result in substantial price erosion, which could harm our revenue, margins, and financial condition.

Our contracts generally do not contain minimum purchase requirements and can generally be terminated by our customers on short notice without penalty.

      We typically enter into written agreements with each client for our services, although we perform some supply chain management services on a purchase order basis. We seek to sign multi-year contracts with our clients, but our contracts, including our contracts with our principal clients, generally:

•	permit termination upon 30 to 90 days notice by our clients;

•	do not designate us as our clients’ exclusive outsourced services provider;

•	do not penalize our clients for early termination;

•	hold us responsible for work performed that does not meet pre-defined specifications; and

•	do not contain minimum purchase requirements.

      Accordingly, we face the risk that our clients may cancel contracts we have with them, which may harm our results. If a principal client cancelled our contract with them, our results would suffer. In addition, because the amount of revenue generated from any particular client is generally dependent on end customers’ purchase and use of that client’s products, our business depends in part on the success of our clients’ products. The number of customers who are attracted to the products of our clients may not be sufficient or our clients may not continue to develop new products that will require our services, in which case it may be more likely for our clients to terminate their contracts with us.

Our existing and potential clients are currently decreasing the number of vendors they are using to outsource their business process services. If we lose more business than we gain as a result of this consolidation, our business and results of operations will be harmed.

      Our existing clients, such as Microsoft Corporation, as well as a number of clients we are currently targeting, have begun to decrease the number of firms they rely on to outsource their business process outsourced services. We believe these clients are taking this action in order to increase accountability and decrease their costs. If this consolidation results in us losing one or more of our clients, our business and results of operations will be harmed. In addition, this consolidation could make it more difficult for us to secure new clients, which could limit our growth opportunities.

We generate revenue based on the demand for, and inquiries generated by, our clients’ products and services. If our clients’ products and services are not successful, our revenue and results of operations will be harmed.

      In substantially all of our client relationships, we generate revenue based, in large part, on the amount of products and services demanded by our clients’ customers. The amount of our revenue also depends on the number and duration of customer inquiries. Consequently, the amount of revenue generated from any particular client is dependent upon consumers’ interest in and use of that client’s products or services. If customer interest in any products or services offered by our clients and for which we provide outsourced services were to diminish, our revenue would be harmed.

We face considerable pricing pressure in our business, and if we are not able to continually increase our productivity our operating margins and results of operations may be harmed.

      Our strategy depends in part on our ability to continually increase the productivity level we are able to achieve. We face significant price pressure arising from our clients’ desire to decrease their operating costs, and from other competitors operating in our targeted markets. Price pressure may be more pronounced during periods of economic uncertainty. Accordingly, our ability to maintain our operating margins depends on our ability to continually improve our productivity and reduce our operating costs. If we are not able to achieve sufficient improvements in productivity to adequately compensate for decreases in the prices we can charge for our services, our results of operations will be harmed.

If the value of our portfolio of investment securities declines, our results of operations will suffer.

      Approximately 27.2% of our total assets as of December 31, 2003 consisted of investment securities. We have made investments in publicly-traded debt, equity and equity-linked securities, and the market prices of the securities have been volatile. We have also invested in limited partnerships that own marketable securities, and we are generally unable to sell these limited partnership interests or withdraw our capital from these investment partnerships without 30 to 60 days prior notice to the general partner. We periodically review investments available for sale for other than temporary declines in fair value, and write down investments to their fair value when such a decline has occurred. In 2001, we recognized a loss on impaired investments totaling $15.5 million related to our investments in Six Sigma, LLC and Gifts.com, Inc., and in 2002 we recognized a loss on impaired investments totaling $6.2 million related to a decline in the value of investments we determined to be other than temporary. Unrealized gains or losses on investments acquired as trading securities are recognized as they occur. Future adverse changes in market conditions or poor operating results of companies in which we have invested could result in losses. Such charges harm our reported financial results in the period during which they are recognized.

Advanced technologies could make our services less competitive, and we may not be able to respond adequately to the development of any such technologies.

      Technologies that our clients or competitors already possess or may in the future develop or acquire may decrease the costs or increase the efficiency of services with which we compete. For instance, software downloading and changes in software packaging have harmed demand for our supply chain management services. As a result, our supply chain management services, which once constituted the majority of our business, have declined significantly as we have shifted our focus and resources to providing business process management services. Other aspects of our business could be similarly affected by technological changes in business services. We believe that our principal competitors currently have greater technological capabilities than we do and we must invest in our technology to remain competitive in our current businesses and to be able to compete for new business. We may not be able to develop and market any new services that use or effectively compete with existing or future technologies, and any such services may not be commercially successful. Furthermore, our competitors may have greater resources to devote to research and development than we do, and accordingly may have an ability to develop and market new technologies with which we are not able to successfully compete.

Several constraints may impede our ability to grow our business.

      Our future growth depends on our ability to initiate, develop and maintain new client relationships, as well as our ability to maintain relationships with our existing principal clients. To generate new business we may need to increase the size of our sales and marketing staff. We may also need to increase our capacity through the addition of facilities and the recruitment and training of additional management and service personnel. If we do not adequately increase the strength of our sales force or expand our capacity, we may not grow as fast as we expect, which could harm our stock price.

If we do not effectively manage our growth or control costs related to growth, our results of operations will suffer.

      We intend to grow our business by expanding our client base and increasing the services we provide to existing clients. Growth could place significant strain on our management, employees, operations, operating and financial systems, and other resources. To accommodate significant growth we would be required to expand and improve our information systems and procedures and train, motivate, and manage a growing workforce, all of which would increase our costs. Our systems, procedures, and personnel may not be adequate to support our future operations. Further, we may not be able to maintain or accelerate our current growth, effectively manage our expanding operations, or achieve planned growth on a timely and profitable basis. If we are unable to manage our growth efficiently or if growth does not occur, our business, results of operations, and financial condition could suffer.

If we are not able to hire and retain qualified employees, our ability to service our existing customers and retain new customers will be adversely affected.

      Our success is largely dependent on our ability to recruit, hire, train, and retain qualified employees. Our business is labor intensive and, as is typical for our industry, continues to experience relatively high personnel turnover. Our operations, especially our technical support and customer care services, generally require specially trained employees. Increases in our employee turnover rate could increase our recruiting and training costs and decrease our operating efficiency and productivity. Also, the addition of new clients or implementation of new projects for existing clients may require us to recruit, hire, and train personnel at accelerated rates. We may not be able to successfully recruit, hire, train, and retain sufficient qualified personnel to adequately staff for existing business or future growth, particularly when we undertake new client relationships in industries in which we have not previously provided services. We intend to enter the financial services and health care markets, which may require us to recruit, hire and train personnel with experience relevant to those industries. In addition, because a substantial portion of our operating expenses consists of labor related costs, labor shortages or increases in wages (including minimum wages as mandated by the U.S. federal government, employee benefit costs, employment tax rates, and other labor related expenses) could cause our business, operating profits, and financial condition to suffer.

We experienced declines in our revenue in 2000 and 2001, and we may experience future declines in revenue.

      Our revenue declined from $205.2 million in 1999 to $200.8 million in 2000 and $182.6 million in 2001. These declines were caused primarily by the phase-out of our work for Microsoft Corporation in Asia, and to a lesser extent were related to a sluggish global economy. Similarly, our operating profit declined from $26.2 million in 2000 to $19.0 million in 2001, due to the decreases in our revenue and increased expenses. While our revenue and operating profit increased in 2002 and 2003, our revenue and operating profit are highly dependent on our principal client relationships and on general economic conditions both domestically and abroad. We believe that we, as well as a number of our clients, are particularly vulnerable to recession or other significant economic events or downturns. Declines in the general economy could once again cause our financial results to suffer. In the event our financial results deteriorate, the market price of our common stock is likely to fall.

Our lack of a significant international presence may harm our ability to serve existing customers or limit our ability to obtain new customers.

      Although we currently conduct operations in Canada and the United Kingdom, we do not have a significant international presence. This lack of international operations could harm our business if one or more of our customers decide to move their existing business process services offshore. Our lack of a significant international presence may also limit our ability to gain new clients who may require business process service providers to have this flexibility.

      The movement of business process services to other countries, particularly India, has been extensively reported by the press. Most analysts continue to believe that many outsourced services will continue to migrate to other countries with lower wages than those prevailing in the United States. Accordingly, unless and until we develop additional international operations, we may be competitively disadvantaged versus a number of our competitors who have already devoted significant time and money to operating offshore. If we decide to open facilities in or otherwise expand into additional countries, we may not be able to successfully establish operations in the markets that we target.

We face risks inherent in conducting business in Canada and the United Kingdom.

      International operations, which prior to February 2002 included operations in Singapore in addition to our current operations in Canada and the United Kingdom, accounted for 32.3% of our revenue in 2003, 24.3% of our revenue in 2002, and 21.5% of our revenue in 2001. There are risks inherent in conducting international business, including:

•	competition from local businesses or established multinational companies, who may have firmly established operations in particular foreign markets giving them an advantage regarding labor and material costs;

•	potentially longer working capital cycles;

•	unexpected changes in foreign government programs, policies, regulatory requirements, and labor laws; and

•	difficulties in staffing and effectively managing foreign operations.

      One or more of these factors may have an impact on our international operations. Our lack of significant international operating experience may result in any of these factors impacting us to a greater degree than they impact our competitors. To the extent one or more of these factors harms our international operations, it could harm our business, results of operations, growth prospects, and financial condition as a whole.

Our operations in Canada and the United Kingdom subject us to the risk of currency exchange fluctuations.

      Because we conduct a material portion of our business in Canada and the United Kingdom, we are exposed to market risk from changes in the value of the Canadian dollar, and to a lesser extent the British pound. Fluctuations in exchange rates impact our results though translation and consolidation of the financial results of our foreign operations, and therefore may impact our results of operations and financial condition. A significant change in the value of the dollar against the currency of one or more countries where we operate may have a negative impact on our results. Our results of operations have been negatively impacted by the increase in the value of the Canadian dollar in relation to the value of the U.S. dollar during 2003 because our contracts are denominated in U.S. dollars while our costs of doing business in Canada are denominated in Canadian dollars. Further increases in the value of the Canadian dollar or currencies in other foreign markets in which we operate in relation to the value of the U.S. dollar would further increase such costs and harm our results of operations. Because our results of operations have been impacted by fluctuations in the Canadian dollar, in March 2004 we began to hedge a portion of our exposure to such fluctuations, and we intend to closely monitor our hedging policy to be consistent with our future growth strategy.

If we experience an interruption to our business, our results of operations may suffer.

      Our operations depend on our ability to protect our facilities, clients’ products, confidential client information, computer equipment, telecommunications equipment, and software systems against damage from Internet interruption, fire, power loss, telecommunications interruption, e-commerce interruption, natural disaster, theft, unauthorized intrusion, computer viruses, other emergencies, and the ability of our suppliers to deliver component parts quickly. We maintain procedures and contingency plans to minimize the detrimental impact of adverse events, but if such an event occurs our procedures and plans may not be successful in protecting us from losses or interruptions. In the event we experience temporary or permanent interruptions or other emergencies at one or more of our facilities, our business could suffer and we may be required to pay contractual damages to our clients, or allow our clients to renegotiate their arrangements with us. Although we maintain property and business interruption insurance, such insurance may not adequately or timely compensate us for all losses we may incur. Further, our telecommunication systems and networks, and our ability to timely and consistently access and use telephone, Internet, e-commerce, e-mail, facsimile connections, and other forms of communication are substantially dependent upon telephone companies, Internet service providers, and various telecommunication infrastructures. If such communications are interrupted on a short- or long-term basis, our services would be similarly interrupted and delayed.

Our quarterly operating results have historically varied and may not be a good indicator of future performance.

      We have experienced and expect to continue to experience, quarterly variations in revenue and operating results as a result of a variety of factors, many of which are outside our control, including:

•	timing of existing and future client product launches or service offerings;

•	expiration or termination of client projects;

•	timing and amount of costs incurred to expand capacity in order to provide for further revenue growth from existing and future clients;

•	seasonal nature of some clients’ businesses;

•	cyclical nature of high technology clients’ businesses; and

•	changes in the amount and growth rate of revenue generated from our principal clients.

      In addition, our revenue has historically been higher in the fourth quarter of each calendar year than in other quarters due to timing of client marketing programs and product launches, which are typically geared toward the holiday buying season. As a result of the decrease in our supply chain management business over the past several years, as well as a shift in the mix of services we provide, we are not currently experiencing the same level of seasonal fluctuations in our business as we have in the past. However, changes in the mix of services we provide our clients or entering into contracts with new clients may increase our exposure to seasonal fluctuations.

We depend on our key management personnel and the loss of service of one or more key executives could cause our business to suffer.

      Our success to date has depended in part on the skills and efforts of our senior management, particularly our Chairman, A. Emmet Stephenson, Jr., and our President and Chief Executive Officer, William E. Meade, Jr. Mr. Stephenson has a verbal advisory agreement with us, but there can be no assurance that we can retain his services. In May 2001, we entered into an employment agreement with Mr. Meade providing for, among other things, the services of Mr. Meade as our President and Chief Executive Officer through May 2006. Either we or Mr. Meade may terminate his employment for any reason upon 90 days’ written notice, and upon termination by either party other than for cause or death, Mr. Meade would be entitled to receive one year’s annual base salary. The loss of Mr. Stephenson or Mr. Meade, or our inability to hire and retain other qualified officers, directors and key employees could have a harmful effect on our growth prospects, results of operations, and financial condition.

Our operating costs may increase as a result of higher labor costs.

      During the recent economic downturn, we, like a number of companies in our industry, sought to limit our labor costs by limiting salary increases and payment of cash bonuses to our employees. If the recent economic upturn in the United States continues or accelerates, we may need to increase salaries or otherwise compensate our employees at higher levels in order to remain competitive and avoid losing personnel. Higher salaries or other forms of compensation are likely to increase our cost of operations, and if such cost increases are not more than offset by increased revenue they will harm our financial results.

If we do not use our facilities efficiently, our profitability will suffer.

      Our profitability is influenced by our facilities capacity utilization. The majority of our business involves technical support and customer care services initiated by our clients’ customers, and as a result our capacity utilization varies and demands on our capacity are, to some degree, beyond our control. We have experienced periods of idle capacity, particularly in our multi-client supply chain management facilities. In addition, we have experienced, and in the future may experience, idle peak period capacity when we open a new facility or terminate or complete a large client program. These periods of idle capacity may be exacerbated if we expand our facilities or open new facilities in anticipation of new client business, because we generally do not have the ability to require a client to enter into a long-term contract or to require clients to reimburse us for capacity expansion costs if they terminate their relationship with us. From time to time, we assess the expected long-term capacity utilization of our facilities. Accordingly, we may, if deemed necessary, consolidate or close under-performing facilities in order to maintain or improve targeted utilization and margins. There can be no assurance that we will be able to achieve or maintain optimal facilities capacity utilization.

We are relying on a relatively new management team to grow our business.

      In the past three years we have appointed a new Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. In addition, we have hired a number of additional management-level employees, many of them into newly-created positions, in the past year. We must successfully integrate all new management and other key positions within our organization in order to achieve our operating objectives. Our future financial performance will depend to a significant extent on our ability to motivate and retain key management personnel. Competition for qualified management personnel is intense and in the event we experience further changes in our senior management positions, we cannot be assured that we will be able to recruit suitable replacements. Even if we are successful, changes in key management positions may temporarily harm our financial performance and results of operations as new management becomes familiar with our business. We do not maintain key person life insurance on any of our executive officers, and with the exception of Mr. Meade, our Chief Executive Officer, have generally not entered into noncompetition agreements with our executive officers.

Geopolitical military conditions, including terrorist attacks and other acts of war, may materially and adversely affect the markets in which we operate and our results of operations.

      Terrorist attacks and other acts of war, and any response to them, may lead to armed hostilities and such developments could cause substantial business uncertainty. Such uncertainty could result in potential clients being reluctant to enter into new business relationships, which would harm our ability to win new business. Armed hostilities and terrorism may also directly impact our facilities, personnel and operations, as well as those of our suppliers and customers. Furthermore, severe terrorist attacks or acts of war may result in temporary halts of commercial activity in the affected regions, possibly resulting in reduced demand for our services. These developments could impair our business and push down the trading price of our common stock.

Our largest stockholder, together with members of his family, have the ability to significantly influence major corporate actions.

      A. Emmet Stephenson, Jr., our Chairman of the Board and co-founder, his wife Toni E. Stephenson, and two trusts controlled by Mr. Stephenson’s sister own 60.3% of our outstanding common stock currently. We have announced that Mrs. Stephenson and the trusts are proposing to sell up to 3,680,000 shares of our common stock in an underwritten public offering, following which Mr. and Mrs. Stephenson will beneficially own an aggregate of approximately 38.0% of our outstanding common stock, or 34.6% if the underwriters’ over-allotment option is exercised in full. See “Certain Relationships and Related Transactions.” As a result, Mr. Stephenson and his wife will continue to be our largest stockholders and together may be able to elect our entire Board of Directors and to control substantially all other matters requiring action by our stockholders. Under an agreement to take effect upon consummation of the proposed public offering, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, Mr. Stephenson will be entitled to designate our nominees for one less than a majority of the directors to be elected to our board if our board consists of an odd number of directors, or two less than a majority of the nominees if our board consists of an even number of directors. So long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more but less than 30% of our outstanding common stock, Mr. Stephenson will be entitled to designate one of our nominees for election to the board. In addition, upon consummation of the proposed public offering we will be obligated to amend our bylaws to allow that any holder of 10% or more of our outstanding common stock may call a special meeting of our stockholders. The concentration of voting power in Mr. and Mrs. Stephenson’s hands, and the control Mr. Stephenson may exercise over us as our Chairman and as described above, may discourage, delay or prevent a change in control that might otherwise benefit our stockholders.

Our stock price has been volatile and may decline significantly and unexpectedly.

      The market price of our common stock has been volatile and could be subject to wide fluctuations in response to quarterly variations in our operating results, our success in implementing our business and growth strategies, announcements of new contracts or contract cancellations, announcements of technological innovations or new products and services by us or our competitors, changes in financial estimates by securities analysts, or other events or factors we cannot currently foresee. Additionally, the stock market has experienced substantial price and volume fluctuations that have affected the market prices of equity securities of many companies, and that have often been unrelated to the operating performance of such companies. These broad market fluctuations may harm the market price of our common stock. Additionally, because our common stock trades at relatively low volume levels, any change in demand for our stock can be expected to substantially influence market prices thereof. The trading price of our stock varied from a low of $21.51 to a high of $42.80 during 2003.

If we fail to pay quarterly dividends to our common stockholders the market price of our shares of common stock could decline.

      On February 24, 2004, we paid a cash dividend of $0.38 per share of common stock, or $5.5 million in the aggregate, to our stockholders of record on February 13, 2004. We also declared and paid dividends of $0.37 per share in November 2003 and $0.36 per share in August, 2003. See “Dividend Policy.”

      Our ability to pay quarterly dividends will be at the discretion of our board of directors and will depend on, among other things, availability of funds, future earnings, capital requirements, contractual restrictions, our general financial condition and business conditions generally. The terms of our $10 million line of credit prohibit us from paying dividends in an amount that would cause us to fail to meet our financial covenants. See “Liquidity and Capital Resources” above. Any reduction or discontinuation of quarterly dividends could cause the market price of our shares of common stock to decline significantly. In addition, in the event our payment of quarterly dividends is reduced or discontinued, our failure or inability to resume paying dividends at historical levels could result in a persistently low market valuation of our shares of common stock.

APPENDIX D

STARTEK, INC. AND SUBSIDIARIES

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

      The following discusses our exposure to market risks related to changes in interest rates and other general market risks, equity market prices, and foreign currency exchange rates as of December 31, 2003. All of our investment decisions are supervised or managed by our Chairman of the Board. Our investment portfolio policy, approved by the Board of Directors during 2001, provides for, among other things, investment objectives and portfolio allocation guidelines. This discussion contains forward-looking statements subject to risks and uncertainties. Actual results could vary materially as a result of a number of factors, including but not limited to, changes in interest and inflation rates or market expectations thereon, equity market prices, foreign currency exchange rates, and those set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors.”

Interest Rate Sensitivity and Other General Market Risks

      Cash and Cash Equivalents. At December 31, 2003, we had $6.0 million in cash and cash equivalents, which consisted of: (i) $5.4 million invested in various money market funds and overnight investments at a combined weighted average interest rate of approximately 0.42%; and (ii) $0.6 million in various non-interest bearing accounts. Cash and cash equivalents are not restricted. We paid cash dividends to stockholders of $0.36 per share in August 2003, $0.37 per share in November 2003, and $0.38 per share in February 2004. We consider cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash, and so near their maturity they present insignificant risk of changes in value because of changes in interest rates. We do not expect any substantial loss with respect to our cash and cash equivalents as a result of interest rate changes, and the estimated fair value of our cash and cash equivalents approximates original cost.

      Outstanding Debt of the Company. We believe a hypothetical 10.0% increase in interest rates would not have a material adverse effect on us. Increases in interest rates would, however, increase interest expense associated with future variable-rate borrowings by us, if any. For example, we may from time to time effect borrowings under our $10.0 million line of credit for general corporate purposes, including working capital requirements, capital expenditures, and other purposes related to expansion of our capacity. Borrowings under the $10.0 million line of credit bear interest at the lender’s prime rate less 1% (3.0% as of December 31, 2003). As of December 31, 2003 we were in compliance with the financial covenants pertaining to the line of credit, and no balance was outstanding under the line of credit. In the past, we have not hedged against interest rate changes.

      Investments Available for Sale. At December 31, 2003, we had investments available for sale which, in the aggregate, had a basis and fair market value of $33.6 million and $36.0 million, respectively. At December 31, 2003, investments available for sale generally consisted of investment-grade and non investment-grade corporate bonds, convertible bonds, mutual funds, common stock and option contracts purchased. Our investment portfolio is subject to interest and inflation rate risks and will fall in value if market interest and/or inflation rates or market expectations relating to these rates increase.

      A substantial decline in values of equity securities and equity prices in general would have a material adverse effect on our equity investments. Also, prices of common stocks we hold could generally be expected to be adversely affected by increasing inflation or interest rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies or groups of companies, as well as adverse economic conditions generally. We have partially hedged against some equity price changes.

      Fair market value of and estimated cash flows from our investments in corporate bonds are substantially dependent upon credit worthiness of certain corporations expected to repay their debts to us. If such corporations’ financial condition and liquidity adversely changes, our investments in these bonds can be expected to be materially and adversely affected.

      The table below provides information as of December 31, 2003 about maturity dates and corresponding weighted average interest rates related to certain of our investments available for sale:

	Weighted	Expected Maturity Date
	Average	-Basis-
	Interest
	Rates	1 Year	2 Years	3 Years	4 Years	5 Years	Thereafter	Total	Fair Value

		(Dollars in thousands)
Corporate bonds	6.34%	$5,036						$5,036	$5,175
Corporate bonds	7.35%		$9,287					$9,287	$9,538
Corporate bonds	8.15%			$2,394				$2,394	$2,435
Corporate bonds	8.21%				$4,424			$4,424	$5,293

Total	7.38%	$5,036	$9,287	$2,394	$4,424	$—	$—	$21,141	$22,441

      Management believes we have the ability to hold the foregoing investments until maturity, and therefore, if held to maturity, we would not expect the future proceeds from these investments to be affected, to any significant degree, by the effect of a sudden change in market interest rates. Declines in interest rates over time will, however, reduce our interest income derived from future investments.

      Trading Securities. We were invested in trading securities which, in the aggregate, had an original cost and fair market value at December 31, 2003 of $4.0 million and $5.9 million, respectively. At December 31, 2003, trading securities generally consisted of alternative investment partnerships and option contracts sold. Trading securities were held to meet short-term investment objectives. As part of trading securities, we may write option contracts on equity securities. Our exposure relating to call options we write on securities we do not hold in our investment portfolio increases as the value of the underlying security increases, and therefore is technically unlimited. As of December 31, 2003, we had sold call options for a total of 33,000 shares of US equity securities, and sold put options for a total of 44,500 shares of US equity securities. These options expired between January 17, 2004 and February 21, 2004.

      We do not consider the risk of loss regarding our current investments in the event of nonperformance by any party to be substantial. Due to the potential limited liquidity of some of these instruments, the most recently traded price may be different from values that might be realized if we were to sell or close out the transactions. Management does not believe such differences are substantial to our results of operations, financial condition, or liquidity. The foregoing call and put options may involve elements of credit and market risks in excess of the amounts recognized in our financial statements. A substantial decline and/or change in value of equity securities, equity prices in general, international equity mutual funds, investments in limited partnerships, and/or call and put options could have a material adverse effect on our portfolio of trading securities. Also, trading securities could be materially and adversely affected by increasing interest and/or inflation rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies or groups of companies, as well as adverse economic conditions generally.

Foreign Currency Exchange Risks

      A total of 2.5% of our revenue for the year ended December 31, 2003 was derived from our United Kingdom operations and principally denominated in British pounds and Euros. A total of 29.5% of our expenses for the year ended December 31, 2003 were paid in currencies other than US dollars of which 25.6% were paid in Canadian dollars and 3.9% were paid in British pounds and Euros. Our US and Canadian operations generate revenues denominated in US dollars. If an arrangement provides for us to receive payments in a foreign currency, revenue realized from such an arrangement may be lower if the value of such foreign currency declines. Similarly, if an arrangement provides for us to make payments in a foreign currency, cost of services and operating expenses for such an arrangement may be higher if the value of such foreign currency increases. For example, a 10% change in the relative value of such foreign currency could cause a related 10% change in our previously expected revenue, cost of services, and operating expenses. If the international portion of our business continues to grow, more revenue and expenses will be denominated in foreign currencies, which increases our exposure to fluctuations in currency exchange rates. In the past, we have not hedged against foreign currency exchange rate changes related to our international operations. Because our results of operations have been impacted by fluctuations in the Canadian dollar, in March 2004 we began to hedge a portion of our exposure to such fluctuations, and we intend to closely monitor our hedging policy to be consistent with our future growth strategy.

Inflation and General Economic Conditions

      Although management cannot accurately anticipate effects of domestic and foreign inflation on our operations, management does not believe inflation has had, or is likely in the foreseeable future to have, a material adverse effect on our results of operations or financial condition.

APPENDIX E

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

StarTek, Inc.

      We have audited the accompanying consolidated balance sheets of StarTek, Inc. and subsidiaries (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of StarTek, Inc. and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

Denver, Colorado

February 24, 2004

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2002	2003

	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$13,143	$5,955
Investments	44,022	41,812
Trade accounts receivable, less allowance for doubtful accounts of $816 and $790 in 2002 and 2003, respectively	37,232	43,388
Inventories	1,463	1,720
Income tax receivable	335	805
Deferred tax assets	4,300	2,250
Prepaid expenses and other assets	958	907

Total current assets	101,453	96,837
Property, plant and equipment, net	38,797	54,563
Long-term deferred tax assets	110	1,743
Other assets	61	464

Total assets	$140,421	$153,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,156	$8,917
Accrued liabilities	7,235	10,310
Current portion of long-term debt	2,221	26
Other	462	358

Total current liabilities	21,074	19,611
Long-term debt, less current portion	4,261	78
Other	492	918
Stockholders’ equity:
Common stock, 32,000,000 shares, $0.01 par value, authorized; 14,192,581 and 14,351,011 shares issued and outstanding, respectively	142	144
Additional paid-in capital	50,060	53,917
Cumulative translation adjustment	(123)	446
Unrealized gain (loss) on investments available for sale	(738)	1,462
Retained earnings	65,253	77,031

Total stockholders’ equity	114,594	133,000

Total liabilities and stockholders’ equity	$140,421	$153,607

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2001	2002	2003

	(Dollars in thousands, except per share data)
Revenue	$182,576	$207,864	$231,189
Cost of services	137,622	157,005	171,401

Gross profit	44,954	50,859	59,788
Selling, general and administrative expenses	25,938	22,562	28,489

Operating profit	19,016	28,297	31,299
Net interest income and other	4,318	1,986	4,048
Loss on impaired investments	(15,452)	(6,210)	—

Income before income taxes	7,882	24,073	35,347
Income tax expense	3,011	8,907	13,149

Net income(A)	$4,871	$15,166	$22,198

Weighted average shares of common stock(B)	14,053,484	14,140,765	14,243,273
Dilutive effect of stock options	114,560	244,624	379,793

Common stock and common stock equivalents(C)	14,168,044	14,385,389	14,623,066

Earnings per share:
Basic (A/ B)	$0.35	$1.07	$1.56
Diluted (A/ C)	$0.34	$1.05	$1.52

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2001	2002	2003

	(Dollars in thousands)
Operating Activities
Net income	$4,871	$15,166	$22,198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,898	9,220	10,045
Deferred income taxes	(4,497)	1,399	(1,218)
Loss (gain) on sale of assets	1	2	(30)
Loss on investment impairments	15,452	6,210	—
Changes in operating assets and liabilities:
Sales of trading securities, net	6,334	1,085	1,537
Trade accounts receivable, net	(5,786)	(11,047)	(6,156)
Inventories	(668)	1,151	(257)
Prepaid expenses and other assets	(548)	305	(352)
Accounts payable	3,603	(822)	(2,239)
Income taxes payable	(746)	(2,149)	482
Accrued and other liabilities	954	621	3,397

Net cash provided by operating activities	25,868	21,141	27,407
Investing Activities
Purchases of investments available for sale	(56,966)	(45,337)	(45,054)
Proceeds from disposition of investments available for sale	41,509	32,214	49,226
Purchases of property, plant and equipment	(19,016)	(5,877)	(23,867)
Proceeds from disposition of property, plant and equipment	8	38	131

Net cash used in investing activities	(34,465)	(18,962)	(19,564)
Financing Activities
Stock options exercised	738	1,681	2,907
Principal payments on borrowings, net	(12,460)	(5,420)	(7,368)
Proceeds from borrowings and capital lease obligations	12,850	—	—
Dividends on common stock	—	—	(10,420)

Net cash used in financing activities	1,128	(3,739)	(14,881)
Effect of exchange rate changes on cash	(792)	421	(150)

Net decrease in cash and cash equivalents	(8,261)	(1,139)	(7,188)
Cash and cash equivalents at beginning of year	22,543	14,282	13,143

Cash and cash equivalents at end of year	$14,282	$13,143	$5,955

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$355	$419	$283
Income taxes paid	$8,318	$9,394	$13,792
Property plant and equipment acquired or refinanced under long-term debt	$7,049	—	—
Change in unrealized loss on investments available for sale, net of tax	$(1,695)	$1,452	$2,200

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
	Common Stock		Additional		Other	Total
			Paid-In	Retained	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Income	Equity

	(Dollars in thousands)
Balance, December 31, 2000	14,033,221	$140	$47,095	$45,216	$(487)	$91,964
Stock options exercised	49,340	1	737	—	—	738
Income tax benefit from stock options exercised	—	—	170	—	—	170
Net income	—	—	—	4,871	—	4,871
Cumulative translation adjustment	—	—	—	—	(439)	(439)
Unrealized loss on investments available for sale	—	—	—	—	(1,695)	(1,695)

Comprehensive income	—	—	—	—	—	2,737

Balance, December 31, 2001	14,082,561	$141	$48,002	$50,087	$(2,621)	$95,609
Stock options exercised	110,020	1	1,680	—	—	1,681
Income tax benefit from stock options exercised	—	—	378	—	—	378
Net income	—	—	—	15,166	—	15,166
Cumulative translation adjustment	—	—	—	—	308	308
Unrealized gain on investments available for sale	—	—	—	—	1,452	1,452

Comprehensive income	—	—	—	—	—	16,926

Balance, December 31, 2002	14,192,581	$142	$50,060	$65,253	$(861)	$114,594
Stock options exercised	158,430	2	2,905	—	—	2,907
Income tax benefit from stock options exercised	—	—	952	—	—	952
Dividends paid	—	—	—	(10,420)	—	(10,420)
Net income	—	—	—	22,198	—	22,198
Cumulative translation adjustment	—	—	—	—	569	569
Unrealized gain on investments available for sale	—	—	—	—	2,200	2,200

Comprehensive income	—	—	—	—	—	24,967

Balance, December 31, 2003	14,351,011	$144	$53,917	$77,031	$1,908	$133,000

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

1.	Basis of Presentation and Summary of Significant Accounting Policies

      StarTek, Inc.’s business was founded in 1987 and, through its wholly-owned subsidiaries, has provided business process outsourced services since inception. On December 30, 1996, StarTek, Inc. (the “Company” or “StarTek”) was incorporated in Delaware, and in June 1997 StarTek completed an initial public offering of its common stock. Prior to December 30, 1996, StarTek USA, Inc. and StarTek Europe, Ltd. conducted business as affiliates under common control. In 1998, the Company formed StarTek Pacific, Ltd., a Colorado corporation and Domain.com, Inc., a Delaware corporation, both of which are also wholly-owned subsidiaries of the Company. In 2001, the Company formed StarTek Canada Services, Ltd. a Nova Scotia, Canada corporation, which is a wholly-owned subsidiary of the Company. StarTek, Inc. is a holding company for the businesses conducted by its wholly-owned subsidiaries. The consolidated financial statements include accounts of all wholly-owned subsidiaries after elimination of intercompany accounts and transactions.

Business Operations

      StarTek has an established position as a leading provider of business process outsourced services, which consist of business process management and supply chain management services. The Company’s business process management services include provisioning management, wireless telephone number porting, receivables management, wireless telephone activations, and high-end technical support and customer care services. Supply chain management services include packaging, fulfillment, marketing support and logistics services. As an outsourcer of process management services as its core business, StarTek allows its clients to focus on their primary business, reduce overhead, replace fixed costs with variable costs, and reduce working capital needs. The Company has continuously expanded its process management business and facilities to offer additional outsourcing services in response to growing needs of its clients and to capitalize on market opportunities. The Company has facilities in North America, the United Kingdom, and through 2001, in Singapore. The facility in Singapore closed on January 31, 2002.

Foreign Currency Translation

      Assets and liabilities of the Company’s foreign operations are translated into US dollars at current exchange rates. Revenues and expenses are translated at average monthly exchange rates. Resulting translation adjustments, net of applicable deferred income taxes (2002 — $(73); 2003 — $264) are reported as a separate component of stockholders’ equity. Foreign currency transaction gains and losses are included in determining net income. Such gains and losses were not material for any period presented.

Comprehensive Income

      Financial Accounting Standards Board Statement No. 130, “Reporting Comprehensive Income”, establishes rules for the reporting and display of comprehensive income. Comprehensive income is defined essentially as all changes in stockholders’ equity, exclusive of transactions with owners. Comprehensive income was $2,737, $16,926, and $24,967 for 2001, 2002 and 2003, respectively.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect amounts reported in the Company’s consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The below table shows the roll forward of the Company’s allowances for doubtful accounts and inventory reserves.

	December 31,

	2001	2002	2003

Allowance for Doubtful Accounts
Balance at beginning of year	$672	$789	$816
Additions/recoveries	312	29	20
Write offs	(195)	(2)	(46)

Balance at end of year	$789	$816	$790

Inventory Reserve
Balance at beginning of year	$437	$530	$467
Additions	178	238	181
Write offs	(85)	(301)	(49)

Balance at end of year	$530	$467	$599

Revenue Recognition

      We recognize revenue as business process management services are completed. We recognize revenue on supply chain management services when products are shipped.

Training

      Training costs pertaining to start-up and ongoing projects are expensed during the year incurred.

Fair Value of Financial Instruments

      Financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable, notes receivable, and debt. Carrying values of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value. Investments are reported at fair value. Management believes differences between fair values and carrying values of notes receivable and debt would not be materially different because interest rates approximate market rates for material items.

Cash and Cash Equivalents

      The Company considers cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash and so near their maturity they present insignificant risk of changes in value because of changes in interest rates.

Investments

      Investments available for sale consist of debt and equity securities reported at fair value, with unrealized gains and losses, net of tax (tax benefits (effect) of $433 and $(866) for 2002 and 2003, respectively) reported as a separate component of stockholders’ equity. Investments are evaluated for other-than-temporary impairment if the fair value is below the Company’s cost for six months. The Company then considers additional factors such as market conditions, the industry sectors in which the issuer of the investment operates, and the viability and prospects of each entity. Other-than-temporary declines in fair value are reflected on the income statement as loss on impaired investments. Original cost of investments available for sale, which are sold, is based on the specific identification method. Interest income from investments available for sale is included in net interest income and

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

other. Trading securities and investments available for sale are carried at fair market values. Fair market values are determined by the most recently traded price of the security or underlying investment as of the balance sheet date. Gross unrealized gains and losses from trading securities are reflected in income currently and as part of net interest income and other.

Derivative Instruments and Hedging Activities

      SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), requires companies to recognize all of its derivative instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation.

      The Company has historically not entered into hedging transactions, however, in February 2004 the Company entered into a hedging agreement with Wells Fargo Bank to secure an exchange rate for the purchase of Canadian dollars.

Inventories

      Inventories are valued at the lower of average costs, which approximate actual costs, computed on a first-in, first-out basis, or market.

Property, Plant and Equipment

      Property, plant, and equipment are stated at cost. Additions, improvements, and major renewals are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. Depreciation and amortization is computed using the straight-line method based on their estimated useful lives as follows:

Estimated
Useful Lives

Buildings and improvements	5 to 30.5 years
Equipment	3 to 5 years
Furniture and fixtures	7 years

Income Taxes

      The Company accounts for income taxes using the liability method of accounting for income taxes as prescribed by SFAS No. 109, “Accounting for Income Taxes”. Deferred income taxes reflect net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The Company is subject to foreign income taxes on its foreign operations.

Stock Option Plans

      The Company stock options plans, which are described more fully in Note 14, Stock Options, are accounted for under the intrinsic value recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. As the exercise price of all options granted under these plans was equal to the market price of the underlying stock on the grant date, no stock-based employee compensation cost was recognized in net income. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”.

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      For purposes of this pro forma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options’ vesting periods.

	2001	2002	2003

Net income, as reported	$4,871	$15,166	$22,198
Fair value-based compensation cost, net of tax	1,756	5,234	2,851

Pro forma net income	$3,115	$9,932	$19,347

Basic earnings per share
As reported	$0.35	$1.07	$1.56
Pro forma	$0.22	$0.70	$1.36
Diluted earnings per share
As reported	$0.34	$1.05	$1.52
Pro forma	$0.22	$0.69	$1.32

New Accounting Pronouncements

      In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations”. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated asset retirement costs. The Company adopted SFAS No. 143 on January 1, 2003, and the adoption of this statement did not result in any material impact.

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, which provides guidance related to accounting for costs associated with disposal activities covered by SFAS No. 144 and with exit or restructuring activities previously covered by Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 supercedes EITF Issue No. 94-3 in its entirety. SFAS No. 146 requires that costs related to exiting an activity or to a restructuring not be recognized until the liability is incurred. SFAS No. 146 has been applied prospectively to exit or disposal activities initiated after December 31, 2002, and it had no material impact on results of operations and financial position.

      In December 2002, the FASB issued SFAS No. 148, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The transition requirements of SFAS No. 148 are effective for the Company’s fiscal year 2003. SFAS No. 123, “Accounting and Disclosure of Stock-Based Compensation,” establishes an alternative method of expense recognition for stock-based compensation awards to employees based on estimated fair values. The Company elected not to adopt SFAS 123 for expense recognition purposes. It is expected FASB may require fair value accounting for stock options in the future, potentially beginning in 2005. However, the methodology to establish fair value for this purpose has not yet been determined.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 clarifies the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity and requires that those instruments be classified as liabilities (or assets in certain circumstances) in statements of financial position. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities — all of whose shares are mandatorily redeemable. SFAS No. 150 is generally effective for all

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 had no impact on the Company’s financial statements.

      On December 17, 2003, the Staff of the Securities and Exchange Commission (SEC or the Staff) issued Staff Accounting Bulletin No. 104 (“SAB 104”), Revenue Recognition, which supercedes SAB 101, Revenue Recognition in Financial Statements. SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. SAB 104 did not have a significant impact on the Company’s consolidated statements of income or financial position.

2.	Earnings Per Share

      Basic earnings per share is computed on the basis of weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of weighted average number of common shares outstanding plus effects of outstanding stock options using the “treasury stock” method.

3.	Investments

      As of December 31, 2002, investments available for sale consisted of:

		Gross	Gross	Estimated
		Unrealized	Unrealized	Fair
	Basis	Gains	Losses	Value

Corporate bonds	$16,627	$610	$(9)	$17,228
Equity securities	21,172	175	(1,947)	19,400

Total	$37,799	$785	$(1,956)	$36,628

      As of December 31, 2003, investments available for sale consisted of:

		Gross	Gross
		Unrealized	Unrealized	Estimated
	Basis	Gains	Losses	Fair Value

Corporate bonds	$21,141	$1,302	$(2)	$22,441
Equity securities	12,486	1,158	(130)	13,514

Total	$33,627	$2,460	$(132)	$35,955

      As of December 31, 2003, amortized costs and estimated fair values of investments available for sale by contractual maturity were:

		Estimated
	Basis	Fair Value

Corporate bonds maturing within:
One year or less	$5,036	$5,175
Two to five years	16,105	17,266

	$21,141	$22,441
Equity securities	12,486	13,514

Total	$33,627	$35,955

      Equity securities primarily consisted of publicly traded common stock of US based companies, equity mutual funds, and real estate investment trusts.

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As of December 31, 2002, the Company was also invested in trading securities, which, in the aggregate, had an original cost and fair market value of $6,214 and $7,394, respectively. Trading securities consisted primarily of US and international mutual funds and investments in limited partnerships. Certain investments include hedging and derivative securities. Trading securities were held to meet short-term investment objectives. As part of trading securities and as of December 31, 2002, the Company had sold call options for a total of 18,000 shares of US equity securities which, in the aggregate, had a basis and market value of $9 and $7, respectively, and sold put options for a total of 12,000 shares of US equity securities which, in the aggregate, had a basis and market value of $14 and $13, respectively. The foregoing call and put options were reported net as components of trading securities and expired January 18, 2003.

      As of December 31, 2003, the Company was also invested in trading securities, which, in the aggregate, had an original cost and fair market value of $4,042 and $5,857, respectively. Trading securities consisted primarily of alternative investment partnerships and option contracts sold. Certain investments include hedging and derivative securities. Trading securities were held to meet short-term investment objectives. As part of trading securities and as of December 31, 2003, the Company had sold call options for a total of 33,000 shares of US equity securities which, in the aggregate, had a basis and market value of $14 and $42, respectively, and sold put options for a total of 44,500 shares of US equity securities which, in the aggregate, had a basis and market value of $23 and $13, respectively. The foregoing call and put options expired between January 17, 2004 and February 21, 2004.

      Risk of loss to the Company in the event of nonperformance by any party is not considered substantial. The foregoing call and put options may involve elements of credit and market risks in excess of the amounts recognized in the Company’s financial statements. A substantial decline and/or change in value of equity securities, equity prices in general, international equity mutual funds, investment limited partnerships, and/or call and put options could have a material adverse effect on the Company’s portfolio of trading securities. Also, trading securities could be materially and adversely affected by increasing interest and/or inflation rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies, as well as groups of companies.

4.	Loss on Impaired Investments

      In January 2001, the Company purchased an investment in Six Sigma, LLC (“Six Sigma”). Six Sigma provided its audited financial statements, which included an unqualified independent auditors’ opinion. The purpose of Six Sigma was to provide revolving platform financing to its customer, a national mortgage company (“Mortgage Company”) and all advances were to be secured by first mortgages or deeds of trust on residential properties located in 47 different states. Six Sigma was to receive interest from the lender and a portion of the loan origination fees. Subsequently, a federal court placed the Mortgage Company into receivership based on allegations by the SEC that the president of the Mortgage Company had misappropriated large amounts of funds. The concurrent default on the line of credit extended by Six Sigma to the Mortgage Company triggered a bankruptcy filing by Six Sigma. Based on the limited information available to the Company in 2001, the Company believed it to be probable that its investment in Six Sigma had been impaired, and took a charge for a loss on the entire investment balance of $3,000 and accrued interest and fees of $40.

      Through its wholly owned subsidiary Domain.com, Inc., the Company has a 19.9% investment in and notes receivable from Gifts.com, Inc. for a total of $12,412. Gifts.com, Inc. has experienced recurring operating losses, negative cash flows, and a deficiency in working capital. In 2001, management determined it to be probable the Company’s investment in and notes receivable from Gifts.com, Inc. was impaired, and took a charge for a loss on the entire balance of $12,412.

      The Company periodically evaluates investment holdings on an individual basis and in 2002 determined certain declines in the fair value of investments available for sale to be other than temporary. The Company

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recorded $6,356 in investment impairment and a $146 cash recovery of the Six Sigma impairment originally recorded in 2001. No other-than-temporary impairments were recorded in 2003.

5.	Inventories

      The Company purchases components of its clients’ products as an integral part of its supply chain management services. At the close of an accounting period, packaged and assembled products (together with other associated costs) are reflected as finished goods inventories pending shipment. The Company generally has the right to be reimbursed from its clients for unused inventories. Client-owned inventories are not valued in the Company’s balance sheet. Inventories consisted of:

	December 31,

	2002	2003

Purchased components and fabricated assemblies	$1,373	$1,652
Finished goods	90	68

Total	$1,463	$1,720

6.	Property, Plant and Equipment

	December 31,

	2002	2003

Land	$2,400	$2,348
Buildings and improvements	24,734	31,132
Equipment	38,666	55,707
Furniture and fixtures	4,935	8,281

	70,735	97,468
Less accumulated depreciation and amortization	(31,938)	(42,905)

Property, plant and equipment, net	$38,797	$54,563

7.	Line of Credit

      The Company maintains a $10.0 million unsecured line of credit with Wells Fargo Bank West, N.A. (the “Bank”) that expires on September 30, 2005. Borrowings under the line of credit bear interest at the Bank’s prime rate minus 1% (3.00% as of December 31, 2003). Under this line of credit, the Company is required to maintain minimum tangible net worth of $80.0 million and operate at a profit. The Company may not pay dividends in an amount that would cause a failure to meet the minimum tangible net worth covenant. As of December 31, 2003, the Company was in compliance with the financial covenants, and no balance was outstanding under the line of credit.

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Leases

      The Company leases facilities and equipment under various non-cancelable operating leases. As of December 31, 2003 future minimum rental commitments for operating leases were:

Operating
Leases

2004	$3,440
2005	2,664
2006	2,572
2007	2,373
2008	1,825
Thereafter	4,627

Total minimum lease payments	$17,501

      Rent expense, including equipment rentals, for 2001, 2002, and 2003 was $1,044, $1,407, and $2,136, respectively.

9.	Tennessee Financing Agreement

      On July 8, 1998, the Company entered into certain financing agreements with the Industrial Development Board of the County of Montgomery, Tennessee, (the “Development Board”) in connection with the Development Board’s issuance to StarTek USA, Inc. of an Industrial Development Revenue Note, Series A not to exceed $4,500 (the “Facility Note”) and an Industrial Development Revenue Note, Series B not to exceed $3,500 (the “Equipment Loan”). The Facility Note bears interest at 9.0% per annum commencing on October 1, 1998, payable quarterly and maturing on July 8, 2008. Concurrently, the Company advanced $3,575 in exchange for the Facility Note and entered into a lease agreement, maturing July 8, 2008, with the Development Board for the use and acquisition of a 305,000 square-foot process management and distribution facility in Clarksville, Tennessee (the “Facility Lease”). The Facility Lease requires the Company to pay to the Development Board lease payments sufficient to pay, when and as due, the principal of and interest on the Facility Note due to the Company from the Development Board. Pursuant to the provisions of the Facility Lease and upon the Company’s payment of the Facility Lease in full, the Company shall have the option to purchase the 305,000 square-foot, Clarksville, Tennessee facility for a lump sum payment of one hundred dollars. The Equipment Loan bears interest at 9.0% per annum, generally contains the same provisions as the Facility Note, and provides for an equipment lease, except the Equipment Loan and equipment lease matured on January 1, 2004 and continues on a month-to-month basis. As of December 31, 2003, the Company had used approximately $4,468 and $1,988 of the Facility Note and Equipment Loan, respectively, and correspondingly entered into further lease arrangements with the Development Board.

      All transactions related to the purchase of the notes by the Company from the Development Board and the lease arrangements from the Development Board to the Company have been offset against each other, and accordingly have no impact on the consolidated balance sheets. The assets acquired are included in property, plant and equipment. Similarly, the interest income and interest expense related to the notes and lease arrangements, respectively, have also been offset. The lease payments are equal to the amount of principal and interest payments on the notes, and accordingly have no impact on the consolidated statements of operations.

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Long-Term Debt

	December 31,

	2002	2003

5.0% to 5.4% equipment loans	$5,304	$—
Variable rate equipment loan	469	—
Non-interest bearing promissory note with incentive provisions	553	—
Other debt obligations	156	104

	6,482	104
Less current portion of long-term debt	(2,221)	(26)

Long-term debt, less current portion	$4,261	$78

      As of December 31, 2003, future scheduled annual principal payments on long-term debt were:

2004	$26
2005	26
2006	26
2007	26

$104

      In February 2004, the Company entered into a $10 million loan secured by various computer, telecommunications and office equipment. The loan bears interest at 3.65% and is payable in installments over forty-eight months.

11.	Income Taxes

      Significant components of the provision for income taxes were:

	2001	2002	2003

Current:
Federal	$6,485	$5,771	$13,771
Foreign	292	907	1,180
State	731	830	(314)

Total current	7,508	7,508	14,637
Deferred:
Federal	(3,906)	1,378	(1,113)
Foreign	—	(175)	(10)
State	(591)	196	(95)

Total deferred	(4,497)	1,399	(1,218)

Income tax expense	$3,011	$8,907	$13,419

      Income tax benefits associated with disqualifying dispositions of incentive stock options during 2001, 2002 and 2003 reduced income taxes by $170, $378 and $952 for 2001, 2002 and 2003, respectively. Such benefits were recorded as an increase to additional paid-in capital.

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Significant components of deferred tax assets, which required no valuation allowance, and deferred tax liabilities included in the accompanying balance sheets as of December 31 were:

	2002	2003

Current deferred tax assets (liabilities):
Bad debt allowance	$317	$323
Vacation accrual	639	776
Deferred revenue	96	62
Accrued expenses	489	509
Unrealized loss on investments	446	787
Loss on impaired investments available for sale	2,259	56
Other	54	(263)

Total current deferred tax assets	4,300	2,250
Long-term deferred tax assets (liabilities):
Tax depreciation in excess of book	(846)	745
Loss on impaired investments	956	998

Net long-term deferred tax assets	110	1,743

Total net deferred tax assets	$4,410	$3,993

      Differences between US federal statutory income tax rates and the Company’s effective tax rates for the years ended December 31, 2000, 2001, and 2002 were:

	2001	2002	2003

Tax at US statutory rates	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	3.3	3.1	3.0
Other, net	(0.1)	(1.1)	(0.8)

	38.2%	37.0%	37.2%

12.	Net Interest Income and Other

	Year Ended December 31,

	2001	2002	2003

Interest income	$2,511	$2,013	$2,139
Interest expense	(347)	(419)	(282)
Other income and expense	2,154	392	2,191

Net interest income and other	$4,318	$1,986	$4,048

13.	Stock Options

      Stock option plans have been established since 1997 to provide stock options, stock appreciation rights, and incentive stock options (cumulatively referred to as “Options”) to key employees, directors (other than non-employee directors), consultants, and other independent contractors. The Stock Option Plan (“Option Plan”) provides for Options to be granted for a maximum of 1,585,000 shares of common stock, which are to be awarded by determination of committee of non-employee directors. Unless otherwise determined by the committee, all Options granted under the Option Plan vest 20% annually beginning on the first anniversary of the Options’ grant date and expire at the earlier of: (i) ten years (or five years for participants owning greater than

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10% of the voting stock) from the Options’ grant date; (ii) three months after termination of employment; (iii) six months after the participant’s death; or (iv) immediately upon termination for “cause”.

      The Director Option Plan was established to provide stock options to non-employee directors who are elected to serve on the Company’s board of directors and serve continuously from commencement of their term (the “Participants”). The Director Option Plan provides for stock options to be granted for a maximum of 90,000 shares of common stock. Each Participant is granted options to acquire 10,000 shares of common stock upon election to serve on the Company’s board of directors and is automatically granted options to acquire 3,000 shares of common stock on the date of each annual meeting of stockholders at which such Participant is reelected. All options granted under the Director Option Plan fully vest upon grant and expire at the earlier of: (i) date when Participant’s membership on the Company’s board of directors is terminated for cause; (ii) ten years from option grant date; or (iii) one year after Participant’s death.

      The following table summarizes the activity and terms of outstanding options at December 31, 2001, 2002, and 2003:

	2001		2002		2003

		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price

Options outstanding at beginning of year	648,080	$22.95	1,158,950	$20.06	1,194,220	$21.11
Granted	645,000	17.46	333,500	24.30	128,500	27.57
Exercised	(49,340)	14.94	(110,020)	15.28	(158,430)	18.35
Canceled	(84,790)	25.32	(188,210)	23.87	(80,430)	23.74

Options outstanding as of end of year	1,158,950	$20.06	1,194,220	$21.11	1,083,860	$22.09

Options exercisable as of end of year	322,750	$20.65	423,620	$19.99	442,000	$21.21

      Summary information about the Company’s stock options outstanding at December 31, 2003 is as follows:

		Weighted
	Outstanding at	Average	Weighted	Exercisable at	Weighted
	December 31,	Remaining Life	Average	December 31,	Average
Range of Exercise Prices	2003	(In Years)	Exercise Price	2003	Exercise Price

$10.38 — $14.94	131,340	6.9	$14.75	52,140	$14.63
$15.00 — $19.39	436,010	5.7	16.63	260,990	16.00
$21.25 — $24.70	190,270	8.0	23.39	8,870	22.91
$25.26 — $28.26	214,580	7.8	26.25	62,720	26.03
$30.56 — $34.41	56,260	8.4	33.38	13,160	31.77
$38.62 — $38.94	10,700	6.0	38.65	10,420	38.64
$42.75 — $50.50	30,160	5.4	45.37	22,360	44.92
$65.00 — $74.00	14,540	6.0	69.22	11,340	68.29

$10.38 — $74.00	1,083,860	6.8	$22.09	442,000	$21.21

      The Company elected to follow Accounting Principles Board Opinion No. 25, (“APB 25”) “Accounting for Stock Issued to Employees” and related interpretations in accounting for its stock options. Under APB 25, because the exercise price of the Company’s stock options equals the market price of the underlying stock on date of grant, no compensation expense has been recognized. Pro forma information regarding net income and net income per share is required by SFAS No. 123 “Accounting For Stock Based Compensation”, and has been

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

determined as if the Company had accounted for its stock options under the fair value method as provide for by SFAS No. 123. See Note 1.

      Fair value of options granted during 2001, 2002 and 2003 reported in Note 1: Basis of Presentation and Summary of Significant Accounting Policies was estimated as of date of grant using a Black-Scholes option pricing model with the following assumptions:

	2001	2002	2003

Expected life in years	7.0	7.0	7.0
Risk-free interest rate	3.53- 5.08%	1.43- 3.65%	1.43- 3.94%
Volatility	71.3%	67.5%	63.9%
Dividend yield	0%	0%	0-4.36%

      Weighted average grant date fair market value of options granted during 2001, 2002, and 2003 was approximately $17.50 per share, $24.30 per share, and $27.57 per share, respectively.

      The Black-Scholes option valuation model was developed for use in estimating fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require input of highly subjective assumptions, including expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect fair value estimates, in management’s opinion, the existing models do not necessarily provide a reliable single measure of fair value of the Company’s stock options.

14.	Geographic Area Information

      The Company, operating in a single industry segment, provides a variety of integrated, outsourced services to other businesses throughout the world. The Company’s North America operations are located in the United States of America and Canada. The Company’s Europe operations are located in the United Kingdom. The Company’s Asia operations, closed in January 2002, were located in Singapore. Revenues, operating profit, and identifiable assets, classified by major geographic areas in which the Company operates were:

	North America	Europe	Asia	Eliminations	Total

Year Ended December 31, 2001
Revenues	$155,612	$16,080	$10,884	$—	$182,576
Operating profit	18,580	278	158	—	19,016
Identifiable assets	196,125	6,286	2,985	(76,243)	129,153
Year Ended December 31, 2002
Revenues	$200,288	$7,493	$83	$—	$207,864
Operating profit (loss)	29,615	(1,291)	(27)	—	28,297
Identifiable assets	238,717	3,983	—	(102,279)	140,421
Year Ended December 31, 2003
Revenues	$225,408	$5,781	$—	$—	$231,189
Operating profit (loss)	33,300	(2,001)	—	—	31,299
Identifiable assets	283,658	1,417	—	(131,468)	153,607

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Principal Clients

      The following table represents revenue concentrations of the Company’s principal clients:

	Year Ended
	December 31,

	2001	2002	2003

AT&T Wireless Services, Inc.	19.1%	26.3%	38.1%
Microsoft Corp.	48.4%	34.4%	21.7%
T-Mobile, a subsidiary of Deutsche Telekom	6.5%	12.2%	16.1%
AT&T Corp.	10.8%	13.3%	13.1%

      The loss of a principal client and/or changes in timing or termination of a principal client’s product launch or service offering would have a material adverse effect on the Company’s business, revenues, operating results, and financial condition. AT&T Wireless Services has announced that it has entered an agreement to be acquired by Cingular Wireless LLC. To limit the Company’s credit risk, management performs ongoing credit evaluations of its clients. Although the Company is directly impacted by economic conditions in which its clients operate, management does not believe substantial credit risk existed as of December 31, 2003.

16.	Quarterly Data (Unaudited)

	2002 Quarters Ended

	March 31	June 30	September 30	December 31

Revenue	$45,960	$43,350	$52,095	$66,459
Gross profit	11,169	11,124	13,079	15,483
Selling, general and administrative expenses(a)	5,217	5,089	5,834	6,429
Operating profit(a)	5,952	6,035	7,245	9,054
Loss on impaired investments	—	—	—	(6,210)
Net income	4,020	3,976	4,506	2,664
Earnings per share:
Basic	$0.29	$0.28	$0.32	$0.19
Diluted	$0.28	$0.28	$0.31	$0.18
Weighted average shares outstanding:
Basic	14,086,561	14,118,729	14,168,463	14,147,888
Diluted	14,269,254	14,410,318	14,396,454	14,418,078

STARTEK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2003 Quarters Ended

	March 31	June 30	September 30	December 31

Revenue	$50,528	$54,528	$60,002	$66,131
Gross profit	12,187	12,768	15,554	19,279
Selling, general and administrative expenses	6,350	7,203	7,146	7,790
Operating profit	5,837	5,565	8,408	11,489
Net income	4,154	4,177	5,900	7,967
Earnings per share:
Basic	$0.29	$0.29	$0.41	$0.56
Diluted	$0.29	$0.29	$0.40	$0.54
Weighted average shares outstanding:
Basic	14,203,794	14,209,061	14,248,378	14,310,632
Diluted	14,479,587	14,501,994	14,681,052	14,783,736

(a)	Certain amounts were reclassified in the first and second quarters of 2002 to conform with annual presentation.

APPENDIX F

STARTEK, INC.

AUDIT COMMITTEE CHARTER

(As of July 2003)

Purpose

      There shall be an Audit Committee of the Board of Directors (the “Board”) of StarTek, Inc. (the “Company”).

      The Audit Committee has oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditor.

Organization

      The Audit Committee shall consist of at least three directors. The members of the Audit Committee and the Chair of the Audit Committee shall be appointed by the Board. Each director appointed to the Audit Committee shall:

1. satisfy the independence and literacy requirements of the New York Stock Exchange (“NYSE”) rules;

2. satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

      At least one member of the Audit Committee must have accounting or financial management expertise as required by the NYSE rules. In addition, the Audit Committee shall endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an “audit committee financial expert” as defined by the SEC.

      Compliance with the foregoing requirements shall be determined by the Board in its business judgment and in accordance with applicable rules, regulations and standards in effect from time to time.

      Audit Committee members shall not serve on the audit committees of more than two other public companies.

Responsibilities

      The Audit Committee recognizes that the preparation of the Company’s financial statements and other financial information is the responsibility of the Company’s management and that the auditing, or conducting reviews, of those financial statements and other financial information is the responsibility of the Company’s independent auditor. The Audit Committee’s responsibility is to oversee the financial reporting process.

      The Company’s management, and its outside auditor, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than members of the Audit Committee. Consequently, the Audit Committee is not responsible for providing any expert or special assurance as to the Company’s financial statements and other financial information or any professional certification as to the independent auditor’s work, including without limitation their reports on and reviews of, the Company’s financial statements and other financial information.

Oversight of Independent Auditor

      1. The Audit Committee shall be directly responsible, subject to stockholder ratification, for the appointment, retention, compensation, evaluation, termination and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole authority to approve all audit engagement fees and terms and any significant non-audit engagements of the independent auditor. The independent auditor shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

      2. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate authority to one or more members of the Audit Committee who are independent directors of the Board, the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such member(s) shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may establish policies and procedures regarding the engagement of the independent auditor to render services to the Company, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and the pre-approval policies and procedures do not include the delegation of the Audit Committee responsibilities to management. If pre-approval policies and procedures are adopted, the Company may engage the independent auditor to perform services consistent with the policy and procedures. When pre-approving non-audit services, the Audit Committee should consider whether the provision of the non-audit services by the independent auditor is compatible with maintaining the independent auditor’s independence.

Authority to Engage Independent Advisors

      The Audit Committee shall have the authority to retain independent counsel and other legal, accounting or other advisors as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

Responsibility for Financial Statement and Disclosure Matters

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

      2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements. The review and discussion should include any matters identified by the independent auditor pursuant to Statement on Auditing Standards No. 71 regarding the Company’s interim financial statements.

      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

      4. Review and discuss quarterly reports from the independent auditor on:

(a) all critical accounting policies and practices to be used,

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

(c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not occur prior to each release.

      6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      7. Discuss with management guidelines and policies for assessing and managing the Company’s risk exposure and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      8. Review and consider the matters required to be discussed by Statement on Auditing Standards No. 61 with the independent auditor and management relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      9. Receive information from the Company’s management about any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

      1. Review and evaluate the lead partner of the independent audit team.

      2. Obtain and review a report from the independent auditor at least annually regarding:

(a) the independent auditor’s internal quality-control procedures,

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

(c) any steps taken to deal with any such issues, and

(d) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

Actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors or persons who are responsible for the Company’s internal audit function. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      3. Ensure the rotation of the audit partner, lead partner, concurring partner and other partners of the independent auditor as required by law.

      4. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company in order to ensure the independence of the independent auditor under the SEC rules.

      5. Confirm that none of the audit partners earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit review or attest services.

      6. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

      7. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

      1. Review the Company’s internal audit function.

      2. Review the significant reports to management prepared by those persons who are responsible for the Company’s internal audit function and management’s responses.

      3. Discuss with the independent auditor and management the internal audit function, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

      1. Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A(b) of the Exchange Act.

      2. Administer and oversee, to the extent directed by the Board, the codes of ethics of business conduct adopted by the Company.

      3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      4. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      5. The Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Evaluation.

      The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Meetings

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors or other persons who are responsible for the Company’s internal audit function and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall report regularly to the Board through presentations at Board meetings or by submission of the minutes of the Audit Committee meetings to the Board. In addition to funding for the specific purposes described above, the Company shall provide appropriate funding, as determined by the Audit Committee, for ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties.

APPENDIX G

StarTek, Inc.

Governance and Nominating Committee Charter

Purpose

      The Governance and Nominating Committee is appointed by the Board of Directors to identify individuals qualified to become Board members and oversee the Company’s corporate governance principles.

Committee Membership

      Within one year of the date the Committee is established, the Committee will be composed entirely of directors who satisfy the definition of “independent” under the listing standards of the New York Stock Exchange (NYSE). The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

      The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities

      The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

      The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee’s own performance.

      The Committee, to the extent it deems necessary or appropriate, will:

•	Identify individuals qualified to become members of the Board consistent with criteria approved by the Board.

•	Select, or recommend to the Board, director nominees to be presented for stockholder approval at the annual meeting.

•	Select, or recommend to the Board, director nominees to fill vacancies on the Board as necessary.

•	Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the stockholders) for the selection of individuals to be considered as candidates for election to the Board.

•	Develop and recommend to the Board for approval a set of corporate governance principles applicable to the Company and review such guidelines at least annually and recommend changes as necessary.

•	Oversee the evaluation of the Board and its committees, which may include developing and recommending an annual self-evaluation process.

•	Oversee the evaluation of management.

G-1

EXHIBIT A

STARTEK, INC.

STOCK OPTION PLAN

      This Stock Option Plan (“Plan”) is adopted effective as of February 13, 1997, by StarTek, Inc., a Delaware corporation (the “Company”).

      1.     PURPOSE. The Company desires to establish the Plan for the purpose of encouraging key employees, Directors (other than Non-Employee Directors), consultants and other independent contractors who provide important services to the Company or one of its Designated Subsidiaries to continue with and promote the success of the Company by permitting them to acquire a proprietary interest in the Company.

      2.     DEFINITIONS.

2.1 “Board” or “Board of Directors” means the board of directors of the Company.

2.2 “Cause” means, as determined in the sole discretion of the Board, a Participant’s (a) commission of a felony; (b) dishonesty or misrepresentation involving the Company or any Subsidiary; (c) serious misconduct in the performance or non-performance of Participant’s responsibilities as an employee, officer, Director, or consultant or independent contractor of the Company or any Subsidiary; (d) violation of a material condition of employment or breach of contract; (e) unauthorized use of trade secrets or confidential information of the Company or any Subsidiary; or (f) aiding a competitor of the Company or any Subsidiary.

2.3 “Code” means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

2.4 “Committee” means the committee comprised of two or more Non-Employee Directors appointed by the Board to administer the Plan.

2.5 “Common Stock” means the common stock of the Company, $0.01 par value.

2.6 “Company” means StarTek, Inc., a Delaware corporation, and any successor thereto.

2.7 “Designated Subsidiary” means a Subsidiary of the Company that the Board designates as a Subsidiary whose key employees, consultants and other independent contractors are eligible to become Participants in the Plan.

2.8 “Director” means a member of the Board.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

2.10 “Fair Market Value” means for the relevant day:

(a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

(b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System (“NASDAQ System”), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

(c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

2.11 “ISO” means incentive stock options within the meaning of Section 422 of the code.

1

2.12 “Non-Employee Director” means a Director who satisfies the definitional requirements for a “Non-Employee Director” as set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, as it exists now or from time to time may hereafter be amended.

2.13 “NSO” means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

2.14 “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan and the Option Agreement.

2.15 “Option Agreement” means a written agreement evidencing an Option or SAR between the Company and a Participant.

2.16 “Option Date” means the date upon which an Option or SAR is awarded to a Participant under the Plan.

2.17 “Option Price” means the price per share at which an Option may be exercised.

2.18 “Participant” means an individual to whom an Option or SAR has been granted under the Plan.

2.19 “Plan” means the StarTek, Inc. Stock Option Plan, as set forth herein and as from time to time amended.

2.20 “SAR” means a stock appreciation right associated with and issued in connection with an NSO.

2.21 “Securities Act” means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.

2.22 “Subsidiary” means any corporation or other entity which is a subsidiary of the Company as defined in Section 424(f) of the Code.

2.23 “Termination of Employment” means:

(a) With respect to an employee, when the employee’s employment relationship with the Company and all of its Subsidiaries is terminated;

(b) With respect to consultants and independent contractors, when any consulting or independent contractor agreement is terminated, or when the consultant or independent contractor no longer performs any services for the Company, as determined by the Committee, in its sole discretion; and

(c) With respect to a Director who is not an employee, when his membership on the Board terminates.

      3.     ELIGIBILITY AND PARTICIPATION. Subject to the provisions of the Plan, the Committee shall determine from time to time those consultants, independent contractors, key employees, officers or Directors (other than Non-Employee Directors) of the Company or a Designated Subsidiary who shall be designated as Participants and the number, if any, of Options or SARs to be awarded to each such Participant; provided, however, that no ISOs shall be awarded under the Plan after the expiration of the period of ten years from the date this Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Designated Subsidiary.

      4.     COMMON STOCK SUBJECT TO THE PLAN. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 985,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISOs and NSOs may thereafter be awarded with respect to such shares.

      5.     INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, grant ISOs to any Participant under the Plan who is an employee of the Company or a Designated Subsidiary. Each ISO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement, in such form as is

2

approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate.

(a) OPTION PERIOD. Each ISO will expire as of the earliest of:

(i) the date on which it is forfeited under the provisions of paragraph 8;

(ii) 10 years (or five years as specified in paragraph 5(e)) from the Option Date;

(iii) three months after the Participant’s Termination of Employment for any reason other than death; or

(iv) six months after the Participant’s death.

(b) OPTION PRICE. The Option Price per share shall be determined by the Committee at the time any ISO is granted, and, subject to the provisions of paragraph 5(e), shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.

(c) OTHER OPTION PROVISIONS. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under Section 422 of the Code.

(d) LIMITATIONS ON AWARDS. The aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any Subsidiary shall not exceed $100,000.

(e) AWARDS TO CERTAIN STOCKHOLDERS. Notwithstanding paragraphs 5(a) and 5(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary, the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date, and the Option Price shall be at least 110% of the Fair Market Value (as of the Option Date) of the Common Stock subject to the ISO.

      6.     NON-QUALIFIED STOCK OPTION. The Committee may, in its discretion, grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement for an NSO, in such form as is approved by the Committee, shall be subject to the following express terms and conditions:

(a) OPTION PERIOD. Each NSO will expire as of the earliest of:

(i) the date on which it is forfeited under the provisions of paragraph 8;

(ii) the date three months after the Participant’s Termination of Employment for any reason other than death; or

(iii) the date six months after the Participant’s death.

(b) OPTION PRICE. At the time when the NSO is granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.

(c) OTHER OPTION PROVISIONS. The form of NSO authorized by the Plan may contain such other provisions not inconsistent with the Plan as the Committee may from time to time determine.

      7.     STOCK APPRECIATION RIGHTS. The Committee may, in its direction, grant an SAR to any Participant under the Plan. Each SAR shall be granted only in connection with an NSO and shall be evidenced by the Option Agreement for the NSO between the Company and the Participant. Each SAR awarded to Participants

3

under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a) TERMS OF SARS. Each SAR shall terminate on the same date as the related NSO. The SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. The SAR shall entitle the Participant to whom it is granted the right to elect, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

(b) OTHER CONDITIONS. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.

      8.     VESTING. A Participant may not exercise an Option or surrender an SAR until it has become vested. The portion of an Option or SAR award that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time when an Option is granted or the SAR is awarded, all Options granted and SARs awarded under this Plan shall vest according to the following schedule:

Vested
Period Elapsed	Percentage

First Anniversary of Option Date	20%
Second Anniversary of Option Date	40%
Third Anniversary of Option Date	60%
Fourth Anniversary of Option Date	80%
Fifth Anniversary of Option Date	100%

Except as provided below, upon Termination of Employment, for any reason, a Participant shall forfeit any Options and SARs that are not vested on the date of Termination of his Employment. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant’s Option Agreement, upon Termination of Employment of a Participant for Cause, all Options and SARs granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.

      9.     EXERCISE OF OPTIONS. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares as to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid by surrender of SARs equal to the Option Price.

4

      10.     CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital structure of the Company, the Committee may, in its sole discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this paragraph 10, a change in the capital structure of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

      11.     NON-TRANSFERABILITY OF OPTIONS AND SARS. The Options and SARs granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During a Participant’s lifetime, his Options may be exercised only by him.

      12.     RIGHTS AS STOCKHOLDER. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs shall have no rights whatsoever as a stockholder with respect to such SARs.

      13.     WITHHOLDING TAX. The Company or Designated Subsidiary, if any, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Designated Subsidiary, if any, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or SAR including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option or SAR until the Participant reimburses the Company or Designated Subsidiary, if any, for the amount the Company or Designated Subsidiary, if any, is required to withhold with respect to such taxes, or cancelling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold.

      14.     NO RIGHT TO EMPLOYMENT. Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

      15.     AMENDMENT OF THE PLAN. The Board may from time to time alter, amend, suspend or discontinue this Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulations applicable thereto, including any changes required to comply with the Exchange Act or any rules or regulations issued thereunder; provided, however, that no such action shall, without the approval of holders affected thereby, adversely affect the rights and obligations of such holders with respect to Options at any time outstanding under this Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of the Common Stock that may be made subject to Options (unless necessary to effect the adjustments required by paragraph 10), (ii) materially increase the benefits accruing to Participants under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan.

      16.     ADMINISTRATION. The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

(a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

5

(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, or SARs;

(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, or SARs granted thereunder as it may deem necessary or advisable;

(f) to determine the form in which payment of an SAR award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant’s election to receive cash in whole or in part in settlement of the SAR award; and

(g) to determine the form in which tax withholding under Section 13 of this Plan will be made.

      17.     TERMINATION OF PLAN. In the event of dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the issued and outstanding Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation or entity or upon the sale of Common Stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of the issued and outstanding Common Stock immediately after such sale(s), the Plan and all Options and SARs outstanding under the Plan shall terminate on the effective date of the transaction (or, in the event of a tender offer resulting in the sale of fifty percent (50%) or more of the outstanding Common Stock (a “Tender Offer”), thirty (30) days after the final expiration of the Tender Offer. Any Options and SARs theretofore granted and outstanding under the Plan shall become immediately vested and exercisable in full at such time as the approval of the transaction by the Board, or the final expiration of any Tender Offer (notwithstanding any performance, vesting or other criteria contained therein), and shall remain exercisable until the effective date of such transaction or thirty (30) days after the final expiration of the Tender Offer, whichever is applicable (unless the Option or SAR would otherwise expire by its own terms on an earlier date). The Company shall give each optionee written notice at least five (5) days prior to the effective date of any termination of the Plan as a result of a transaction described above in order to permit the optionee to exercise his Options prior to the effective date of termination. Any Option not exercised by the effective date of a transaction described above shall terminate on such date.

      18.     APPLICATION OF SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      19.     STOCK RESTRICTIONS. The Board may provide that shares of Common Stock issuable upon the exercise of a Option be subject to various restrictions, including restrictions which provide that the Company has a right to prohibit sales of such shares of Common Stock, a right of first refusal with respect to such shares of Common Stock or a right or obligation to repurchase all or a portion of such shares of Common Stock, which restrictions may survive a Participant’s term of employment with the Company. The acceleration of time or times at which the Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.

      20.     NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board nor the submission of this Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Designated Subsidiary, if any, has lawfully put into effect, including, without limitation, any retirement, pension,savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

6

      21.     STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

      22.     CONDITIONS UPON ISSUANCE OF SHARES. An Option or SAR shall not be exercisable, and a share of Common Stock shall not be issued pursuant to the exercise of an Option or SAR until such time as the Plan has been approved by the Stockholders of the Company and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option or SAR, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      23.     RULES OF CONSTRUCTION.

(a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.

(b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

(c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

(d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

(e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

(f) SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

      24.     EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Board, or the date it is approved by the stockholders of the Company, pursuant to Section 21.

7

AMENDMENT NO. 1

to the

STOCK OPTION PLAN OF STARTEK, INC.

      THIS AMENDMENT NO. 1 dated as of May 30, 2001, to the Stock Option Plan (the “Plan”) of Startek, Inc. (the “Company”) dated February 13, 1997, was proposed by the Company’s Board of Directors and approved by a majority vote of holders of the Company’s common stock and amends the Plan as follows:

1. Paragraph 4 of the Plan, entitled “Common Stock Subject to the Plan,” is deleted in its entirety, and a new paragraph 4 is inserted reading as follows:

4. Common Stock Subject to the Plan. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 1,585,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISO’s and NSO’s may thereafter be awarded with respect to such shares.

2. Except as Amended hereby, the Plan shall be unchanged and remain in full force and effect.

      IN WITNESS WHEREOF, the Company has executed this Amendment effective as of the date first mentioned above.

STARTEK, INC., a Delaware corporation

By:	/s/ DENNIS M. SWENSON

Dennis M. Swenson
Title: CFO

EXHIBIT B

STARTEK, INC.

DIRECTORS’ STOCK OPTION PLAN

      This Directors’ Stock Option Plan (“Plan”) is adopted effective as of January 27, 1997, by StarTek, Inc., a Delaware corporation (the “Company”).

      1.     PURPOSE. The Company desires to establish the Plan for the purpose of encouraging Non-Employee Directors to continue with and promote the success of the Company by permitting them to acquire a proprietary interest in the Company through automatic grants of nonqualified stock options.

      2.     DEFINITIONS.

2.1 “Board” or “Board of Directors” means the board of directors of the Company.

2.2 Cause means, as determined in the sole discretion of the Board, a Participant’s (a) commission of a felony; (b) dishonesty or misrepresentation involving the Company or any Subsidiary; (c) serious misconduct in the performance or non-performance of Participant’s responsibilities as a Director; (d) unauthorized use of trade secrets or confidential information; or (e) aiding a competitor of the Company or any Subsidiary.

2.3 “Code” means the Internal Revenue Code of 1986, as it exists now end as it may be amended from time to time.

2.4 “Common Stock” means the common stock of the Company, $0.01 par value.

2.5 “Company” means StarTek, Inc., a Delaware corporation, and any successor thereto.

2.6 “Director” means a member of the Board.

2.7 Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

2.8 “Fair Market Value” means for the relevant day:

(a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

(b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in subparagraph (a) above, and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System(“NASDAQ System”), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

(c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Board in its discretion based upon the best available data.

2.9 “Non-Employee Director” means a Director who satisfies the definitional requirements for a “Non-Employee Director” as set forth in Rule l6b-3(b) (3) (i) promulgated under the Exchange Act, as it exists now or from time to time may hereafter be amended.

2.10 “Option” means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

2.11 “Option Date” means the date upon which an Option is granted to a Participant under the Plan under paragraph 5 below.

1

2.12 “Option Price” means the price per share at which an Option may be exercised.

2.13 “Participant” means an individual Non-Employee Director who satisfies the requirements of paragraph 3 below for the grant of an Option.

2.14 “Plan” means the StarTek, Inc. Directors’ Stock Option Plan, as set forth herein and as from time to time amended.

2.15 “Securities Act” means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.

2.16 “Subsidiary” means any corporation or other entity which is a subsidiary of the Company as defined in Section 424(f) of the Code.

      3.     ELIGIBILITY AND PARTICIPATION. In order to become and continue as a Participant, a Non-Employee Director must satisfy all of the following as of each Option Date:

(a) The Non-Employee Director must have been elected to serve as a Director effective prior to the Option Date;

(b) The Non-Employee Director must satisfy the definitional requirements for a Non-Employee Director as of such Option Date; and

(c) The Non-Employee Director must have served on the Board continuously since the commencement of his or her term.

      4.     COMMON STOCK SUBJECT TO THE PLAN. Except as otherwise provided in paragraph 8 below, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 90,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new Options may thereafter be awarded with respect to such shares.

      5.     GRANT OF STOCK OPTIONS. Subject to the limitation in paragraph 4 above, each Participant shall be automatically granted an Option to acquire 10,000 shares of Common Stock effective upon the later of (1) his or her election as a Director or (ii) the closing of an initial public offering of the Common Stock. In addition, each Participant shall be automatically granted an Option to acquire 3,000 shares of Common Stock effective upon each date that the Participant is subsequently reelected as a Director at an annual meeting of the stockholders of the Company held each year after the Participant’s initial election as a Director. Each Option shall be subject to the following express terms and conditions:

(a) OPTION PERIOD. Options may be exercisable upon the grant thereof. Each Option will expire as of the earliest of:

(i) the date on which the Participant’s membership on the Board is terminated for Cause;

(ii) ten (10) years from the Option Date; or

(iii) the date one (1) year after the Participant’s death.

(b) OPTION PRICE. Options granted effective as of the closing of an initial public offering shall have an exercise price equal to the offering price in such offering. Options granted thereafter shall have an exercise price equal to Fair Market Value of the Common Stock on the Option Date.

      6.     VESTING. Each Option shall be fully vested on the Option Date.

      7.     EXERCISE OF OPTIONS. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Board, stating the number of shares as to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or

2

loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise.

      8.     CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital structure of the Company, the Board may, in its sole discretion, (i) determine that the aggregate number of shares of Common Stock that may be issued under Options under this Plan and the number and kind of shares covered by and applicable Option Price with respect to any Options then outstanding hereunder are not subject to adjustment under this paragraph 8 as a result of such change in capital structure or (ii) make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options, in the number and kind of shares covered thereby and in the applicable Option Price. The Board by resolution or resolutions shall set o its determination regarding an adjustment or adjustments, if any, under this paragraph 8. For the purpose of this paragraph 8, a change in the capital structure of the Company includes, without limitation, any change resulting from a recapitalization, stock split, reverse stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

      9.     NON-TRANSFERABILITY OF OPTIONS. The Options granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During a Participant’s lifetime, his Options may be exercised only by him.

      10.     RIGHTS AS STOCKHOLDER. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

      11.     WITHHOLDING TAX. The Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or cancelling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold.

      12.     NO RIGHT TO REELECTION. Participation in the Plan will not give any Participant a right to be reelected as a Director, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

      13.     AMENDMENT OF THE PLAN. The Board may from time to time alter, amend, suspend or discontinue this Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulations applicable thereto, including any changes required to comply with the Exchange Act or any rules or regulations issued thereunder; provided, however, that no such action shall, without the approval of holders affected thereby, adversely affect the rights and obligations of such holders with respect to Options at any time outstanding under this Plan; provided further, that stockholder approval of any amendment shall be required if necessary for the Company to comply with the rules of any exchange or over the counter market.

      14.     ADMINISTRATION. The Plan shall be administered by the Board. In addition to any other powers set forth in this Plan, the Board has the exclusive authority:

(a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c) subject to the express provisions of the Plan, to determine payment terms, payment method, and expiration date applicable to each Option;

3

(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Options;

(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of Options granted thereunder as it may deem necessary or advisable; and

(f) to determine the form in which tax withholding under paragraph 11 above will be made.

      15.     TERMINATION OF PLAN. In the event of dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the issued and outstanding Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation or entity or upon the sale of Common Stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of the issued and outstanding Common Stock immediately after such sale(s), the Plan and all Options outstanding under the Plan shall terminate on the effective date of the transaction (or, in the event of a tender offer resulting in the sale of fifty percent (50%) or more of the outstanding Common Stock (a “Tender Offer”), thirty (30) days after the final expiration of the Tender Offer). Any Options theretofore granted and outstanding under the Plan shall be exercisable in full at such time as the approval of the transaction by the Board, or the final expiration of any Tender Offer, and shall remain exercisable until the effective date of such transaction or thirty (30) days after the final expiration of the Tender Offer, whichever is applicable (unless the Option would otherwise expire by its own terms on an earlier date). The Company shall give each optionee written notice at least five (5) days prior to the effective date of any termination of the Plan as a result of a transaction described above in order to permit the optionee to exercise his Options prior to the effective date of termination. Any Option not exercised by the effective date of a transaction described above shall terminate on such date.

      16.     APPLICATION OF SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

      17.     STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

      18.     CONDITIONS UPON ISSUANCE OF SHARES. An Option shall not be exercisable, and a share of Common Stock shall not be issued pursuant to the exercise of an Option until such time as the Plan has been approved by the Stockholders of the Company and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      19.     RULES OF CONSTRUCTION.

(a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.

(b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

4

(c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

(d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

(e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

(f) SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

      20.     EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Board, or the date it is approved by the stockholders of the Company, pursuant to paragraph 17 above.

5

StarTek, Inc.
Proxy for the Annual Meeting of Stockholders — May 7, 2004
This Proxy is solicited on behalf of the Board of Directors

     This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2004 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints A. Emmet Stephenson, Jr. or William E. Meade, Jr., and each of them, his attorneys-in-fact and proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 7, 2004, at eight o’clock in the morning, and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposals 1, 2, 3, and 4, and in their discretion on all other matters coming before the meeting.

     This proxy when properly executed will be voted in the manner directed by the stockholder, but if no direction is made, this proxy will be voted FOR proposals 1, 2, 3, and 4.

     Properly executed proxies will be voted in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting.

1.	ELECTION OF DIRECTORS:

     ☐ FOR all nominees listed (except as marked below)       ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

     A. Emmet Stephenson, Jr.       William E. Meade, Jr.       Ed Zschau       Hank Brown            Michael S. Shannon

     Instruction: To withhold authority to vote for any individual nominee(s), print such nominee’s(s) name(s) in the space provided below:

2.	TO AMEND THE STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 1,585,000 to 1,835,000:

     ☐ FOR       ☐ AGAINST       ☐ ABSTAIN

3.	TO AMEND THE DIRECTOR STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 90,000 to 140,000:

     ☐ FOR       ☐ AGAINST       ☐ ABSTAIN

4.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY:

     ☐ FOR       ☐ AGAINST       ☐ ABSTAIN

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.

Signature of Stockholder Signature of Stockholder Dated: , 2004